                                                                    EXHIBIT 99.1
                                                                    ============


                 ---------------------------------------------

                                LOAN AGREEMENT

                 ---------------------------------------------



                     PACIFIC AEROSPACE & ELECTRONICS, INC.
                             AEROMET AMERICA, INC.
                          BALO PRECISION PARTS, INC.
                       CASHMERE MANUFACTURING CO., INC.
                             CERAMIC DEVICES, INC.
                       ELECTRONIC SPECIALTY CORPORATION
                     NORTHWEST TECHNICAL INDUSTRIES, INC.
                       PACIFIC COAST TECHNOLOGIES, INC.
                         SEISMIC SAFETY PRODUCTS, INC.
                   SKAGIT ENGINEERING & MANUFACTURING, INC.
                           PA&E INTERNATIONAL, INC.
                                 As Borrowers,
                              PACIFIC A&E LIMITED
                 PACIFIC AEROSPACE & ELECTRONICS (UK) LIMITED
                          AEROMET INTERNATIONAL PLC.,

                             Foreign Subsidiaries,

                           THE LENDERS PARTY THERETO

                                      and

                         DDJ CAPITAL MANAGEMENT, LLC,

                           As Agent for the Lenders
                           Dated as of March 1, 2001

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       THE TERM LOAN.........................................................................................   1
         1.1      The Term Loans...............................................................................   1
         1.2      Interest on the Term Loan....................................................................   1
         1.3      Commitment Fee...............................................................................   2

2.       CLOSING...............................................................................................   2

3.       CONDITIONS TO CLOSING.................................................................................   3
         3.1      Representations and Warranties...............................................................   3
         3.2      Performance; No Default......................................................................   3
         3.3      Documents Required...........................................................................   3
         3.4      Purchase Permitted by Applicable Law, etc....................................................   4
         3.5      No Litigation or Other Proceedings...........................................................   4
         3.6      No Material Adverse Change...................................................................   5
         3.7      Fees and Expenses............................................................................   5
         3.8      Ancillary Documents and Perfection of Security Interest......................................   5
         3.9      Proceedings and Documents....................................................................   5
         3.10     Blocked Accounts Agreement...................................................................   5
         3.11     Warrant Agreement and the Warrants...........................................................   6
         3.12     Registration Rights Agreement................................................................   6

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANIES.......................................................   6
         4.1      Corporate Existence; Qualification; Power; Licenses and Permits..............................   6
         4.2      Corporate and Governmental Authorization; Contravention......................................   6
         4.3      Binding Effect...............................................................................   7
         4.4      Information..................................................................................   7
         4.5      Litigation and Judgments.....................................................................   7
         4.6      Compliance with ERISA........................................................................   7
         4.7      Taxes........................................................................................   8
         4.8      Subsidiaries.................................................................................   9
         4.9      Not Investment Companies.....................................................................   9
         4.10     No Conflicting Requirements..................................................................  10
         4.11     Debt.........................................................................................  10
         4.12     Title to Properties and Assets...............................................................  10
         4.13     Compliance with Law..........................................................................  12
         4.14     Compliance with Environmental Laws...........................................................  12
         4.15     Security Interests and Liens; Inventory and Equipment........................................  13
         4.16     Labor Relations..............................................................................  13
         4.17     UCC Filing Information.......................................................................  14
         4.18     Solvency.....................................................................................  14
         4.19     Fictitious Business Names....................................................................  15
         4.20     Use of Proceeds..............................................................................  15

                                      (i)

         4.21     Margin Stock.................................................................................  15
         4.22     Survival of Representations..................................................................  15
         4.23     Affiliate Transactions.......................................................................  15
         4.24     Accuracy and Completeness of Information.....................................................  15
         4.25     Status of Accounts...........................................................................  16
         4.26     Party in Interest............................................................................  16
         4.27     Stock........................................................................................  16

5.       REPRESENTATIONS AND WARRANTIES OF THE LENDERS.........................................................  16
         5.1      Authorization................................................................................  17
         5.2      No Plan Assets...............................................................................  17
         5.3      Accredited Investor..........................................................................  17

6.       PREPAYMENT OF THE TERM LOANS..........................................................................  17
         6.1      Voluntary Prepayments........................................................................  17
         6.2      Mandatory Prepayments........................................................................  17
         6.3      Method and Timing of Payments................................................................  18

7.       AFFIRMATIVE COVENANTS.................................................................................  18
         7.1      Information..................................................................................  19
         7.2      Payment of Obligations.......................................................................  21
         7.3      Maintenance of Property; Insurance...........................................................  21
         7.4      Compliance with Laws.........................................................................  22
         7.5      Inspection of Property, Books and Records; Change of Name, Principal Place of
                  Business, Location of Collateral, Etc........................................................  23
         7.6      Compliance with Transaction Documents........................................................  23
         7.7      Corporate Existence..........................................................................  23
         7.8      ERISA........................................................................................  24
         7.9      Environmental Matters........................................................................  25
         7.10     Collateral Records...........................................................................  26
         7.11     Security Interests...........................................................................  26
         7.12     Taxes........................................................................................  27
         7.13     Collection of Accounts.......................................................................  28
         7.14     Change of Control............................................................................  28
         7.15     Trademarks...................................................................................  28
         7.16     Patents......................................................................................  28

8.       NEGATIVE COVENANTS....................................................................................  28
         8.1      Debt and Guarantees..........................................................................  29
         8.2      Restricted Payments..........................................................................  29
         8.3      Investments..................................................................................  30
         8.4      Negative Pledge..............................................................................  30
         8.5      Consolidations, Mergers and Sales of Assets..................................................  31
         8.6      Capital Expenditures.........................................................................  31
         8.7      Minimum EBITDA...............................................................................  32
         8.8      EBITDA/Covenant Interest.....................................................................  33
         8.9      Covenant Debt/EBITDA.........................................................................  33

                                     (ii)

         8.10     Minimum Accounts Receivable and Inventory....................................................  34
         8.11     Transactions with Affiliates.................................................................  34
         8.12     Restrictions on Foreign Subsidiary Support...................................................  35
         8.13     Environmental Matters........................................................................  35
         8.14     Amendments to Certificates of Incorporation and By-Laws......................................  35
         8.15     No Prohibited Transactions Under ERISA.......................................................  35
         8.16     No Additional Bank Accounts..................................................................  36
         8.17     No Additional Subsidiaries...................................................................  36

9.       EVENTS OF DEFAULT.....................................................................................  36
         9.1      Events of Default............................................................................  36
         9.2      Acceleration.................................................................................  38
         9.3      Remedies on Default..........................................................................  39

10.      SUCCESSORS AND ASSIGNS................................................................................  40
         10.1     General......................................................................................  40
         10.2     Assignments..................................................................................  41
         10.3     Assignment Procedures........................................................................  41
         10.4     Register.....................................................................................  41
         10.5     Further Assurances...........................................................................  41

11.      THE AGENT.............................................................................................  42
         11.1     Authorization and Action.....................................................................  42
         11.2     Agent's Reliance, Etc........................................................................  42
         11.3     Agent as a Lender............................................................................  43
         11.4     Lender Credit Decision.......................................................................  43
         11.5     Indemnification of Agent.....................................................................  43
         11.6     Successor Agent..............................................................................  44
         11.7     Amendment of Article 11......................................................................  44

12.      EXPENSES AND INDEMNIFICATION..........................................................................  44
         12.1     Transaction Expenses.........................................................................  44
         12.2     Indemnification..............................................................................  45
         12.3     Survival.....................................................................................  46

13.      ENTIRE AGREEMENT......................................................................................  46

14.      AMENDMENT AND WAIVER..................................................................................  47
         14.1     Actions by Lenders...........................................................................  47
         14.2     Actions by Companies.........................................................................  47

                                     (iii)

15.      NOTICES...............................................................................................  48

16.      REPRODUCTION OF DOCUMENTS.............................................................................  48

17.      CONFIDENTIAL INFORMATION..............................................................................  49

18.      MISCELLANEOUS.........................................................................................  50
         18.1     Payments Due on Non-Business Days............................................................  50
         18.2     Satisfaction Requirement.....................................................................  50
         18.3     Severability.................................................................................  50
         18.4     Construction.................................................................................  51
         18.5     Counterparts.................................................................................  51
         18.6     Governing Law................................................................................  51
         18.7     Consent to Jurisdiction......................................................................  51
         18.8     Waiver of Jury Trial.........................................................................  52

                                     (iv)

                                  SCHEDULES

Schedule I        --       Information Relating to the Lenders
Schedule II       --       Defined Terms
Schedule 4.5      --       Litigation and Judgments
Schedule 4.6      --       Compliance with ERISA
Schedule 4.7      --       Taxes
Schedule 4.8      --       Subsidiaries
Schedule 4.12(a)  --       Real Property Owned and Leased
Schedule 4.12(b)  --       Patents and Trademarks
Schedule 4.14     --       Compliance with Environmental Laws
Schedule 4.15     --       Security Interests and Liens; Inventory and Equipment
Schedule 4.17     --       UCC Filing Information
Schedule 4.19     --       Fictitious Business Names
Schedule 4.20     --       Use of Proceeds
Schedule 4.23     --       Affiliate Transactions
Schedule 4.27     --       Capital Stock
Schedule 5.2               Employee Benefit Plans
Schedule 8.1      --       Debt and Guarantees
Schedule 8.3      --       Investments
Schedule 8.17     --       Bank Accounts

                                    EXHIBITS
                                    --------

Exhibit A         --       Form of Term Loan Note
Exhibit B         --       Form of Security Agreement
Exhibit C         --       Form of Intellectual Property Agreement
Exhibit D         --       [Intentionally Omitted]
Exhibit E         --       Form of Pledge Agreement
Exhibit F         --       [Intentionally Omitted]
Exhibit G         --       Form of Compliance Certificate
Exhibit H         --       Form of Deeds of Trust
Exhibit I         --       Form of Warrant Agreement
Exhibit J         --       Form of Assignment and Acceptance Agreement
Exhibit K         --       Form of Blocked Account Agreement

                                      (v)

                      Pacific Aerospace & Electronics, Inc.
                      430 Olds Station Road, 3/rd/ Floor
                               Wenatchee, WA 98020


                                 Loan Agreement

     This loan agreement is entered into as of March 1, 2001 by and among Pacific Aerospace & Electronics, Inc., a Washington corporation ("Pacific Aerospace"), Aeromet America, Inc., Balo Precision Parts, Inc., Cashmere Manufacturing Co., Inc., Ceramic Devices, Inc., Electronic Specialty Corporation, Northwest Technical Industries, Inc., Pacific Coast Technologies, Inc., Seismic Safety Products, Inc., Skagit Engineering & Manufacturing Inc., and PA&E International, Inc. (each a "Borrower" and together with Pacific Aerospace, the "Borrowers"), and Pacific A&E Limited, Pacific Aerospace & Electronics (UK) Limited and Aeromet International PLC (each a "Foreign Subsidiary" and together with the Borrowers, the "Companies" or, individually, a "Company") each of the lenders set forth on Schedule I hereto (each a "Lender" and collectively, the "Lenders") and DDJ Capital Management, LLC, as agent for the Lenders (the "Agent").


1.   THE TERM LOAN.

     1.1  The Term Loans.

          (a) Subject to the terms and conditions of this Agreement, including satisfaction of the conditions set forth in Section 3 on the Closing Date, each Lender, severally and not jointly, shall make a Term Loan to the Borrowers in an amount equal to such Lender's respective Commitment Percentage as set forth on
Schedule I attached hereto in an aggregate amount of $13,841,488 (the "Term Loans"). On the Closing Date, the Borrowers shall execute and deliver to each Lender a Term Loan Note to evidence the Term Loan made by such Lender to the Borrowers hereunder.

          (b) The Term Loans shall mature on the Term Loan Maturity Date and shall be repaid on that date, together with all outstanding principal, accrued interest and other fees and charges hereunder.

     1.2  Interest on the Term Loan.

     Interest shall accrue on the unpaid principal balance of the Term Loans at a rate of 18% per annum (the "Interest Rate"), payable in arrears quarterly on March 31, June 30, September 30 and December 31 of each year beginning on the first such date after the date of this Agreement and on the Maturity Date (each date on which payment of interest is due shall be referred to as an "Interest Payment Date"), provided that so long as no Event of Default has occurred and is
                --------
continuing, a portion of the interest totaling no more than 1.25% of the aggregate principal amount outstanding under the Term Loans may be deferred on any Interest Payment Date and paid on the earlier of (i) the first anniversary date of the relevant Interest Payment Date upon which such interest was deferred or (ii) the Term Loan Maturity Date, provided however that the amount of
                                     -------- -------
interest so deferred shall accrue interest at the Interest Rate on a compound basis calculated quarterly and shall be payable at the same time as the interest so deferred; and provided further that upon the occurrence and during the continuance of any Event of Default, interest shall accrue on the unpaid principal amount of the Term Loans, plus any interest (including deferred interest), fees and other amounts due under the Term Loans at a rate equal to the Interest Rate plus 3% per annum and shall be payable from time to time in cash, on such quarterly dates or, at the option of the Agent, on demand. Interest on the Term Loans shall be computed on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     Notwithstanding anything to the contrary set forth in this Section 1.2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate'), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate.

     1.3  Commitment Fee.

     The Borrowers shall pay to the Lenders on the Closing Date the Commitment Fee which shall be $375,000; of which $150,000 (the "Initial Commitment Fee Payment") has been paid to the Borrowers. Each Lenders shall be entitled to the amount set forth opposite such Lender's name on the attached Schedule I. The Commitment Fee shall be payable and fully earned as of the Closing Date. In the event that: (i) the Closing does not occur as a result of the failure of the Borrowers to satisfy the conditions set forth in Section 3 hereof, and any Borrower determines to proceed, or takes any steps towards proceeding, with a transaction of any kind as an alternative to the Term Loans by November 1, 2001 or (ii) the Closing does not occur and any Borrower has failed to proceed in good faith with the closing of the Term Loans, then in any such case, the Borrowers shall pay the Commitment Fee to the Lenders on demand. In the event that all of the Borrowers conditions set forth in Section 3 have been satisfied and the Closing does not occur as a result of the Lenders' determination not to proceed with the Term Loans, the Agent shall return the Initial Commitment Fee Payment previously paid to the Agent as part of the "Commitment Fee" set forth in Exhibit A to the Commitment Letter (less any unreimbursed out-of-pocket, legal or other expenses).

2.   CLOSING.

     The closing of the Term Loans pursuant to this Agreement shall occur at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109 at 10:00 a.m., Boston time, at a closing (the "Closing") on March 1, 2001 or on such other Business Day thereafter on or prior to February 28, 2001 as may be agreed upon by the Borrowers and the Lenders (the "Closing Date"). If at the Closing any of the conditions specified in Section 3 shall not have been fulfilled to Lenders' satisfaction, Lenders shall, at Lenders' election, be relieved of all further obligations under this Agreement, without thereby waiving any rights Lenders may have by reason of such failure or such nonfulfillment.

3.   CONDITIONS TO CLOSING.

     Lenders' obligations to make the Term Loans available to Borrowers is subject to the fulfillment to Lenders' satisfaction, prior to or at the Closing, of the following conditions, provided that any or all or the following
                             --------
conditions may be waived, in whole or in part, by the Lenders with respect to this Agreement in their sole and absolute discretion:

     3.1  Representations and Warranties.

     The representations and warranties of the Companies contained in this Agreement and in each of the other Transaction Documents shall be correct when made and at the time of the Closing, except that any representations and warranties that relate to a particular date or period shall be correct in all material respects only as of such date or for such period.

     3.2  Performance; No Default.

     The Companies shall have performed and complied with all agreements and conditions in this Agreement and the other Transaction Documents required to be performed or complied with by it prior to or at the Closing.

     3.3  Documents Required.

     Lenders shall have received the following documents, each dated as of the Closing Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to Lenders:

          (a)  Corporate Approvals. Certified copies of (i) the resolutions of
               -------------------
the Board of Directors of each Borrower approving this Agreement and each other Transaction Document to which it is or is to be a party and the transactions contemplated hereby and thereby and (ii) all documents evidencing other necessary corporate action with respect to this Agreement and each such other document and the transactions contemplated hereby and thereby.

          (b)  Officers' Certificates. A certificate from each Borrower, signed
               ----------------------
on behalf of the Borrower by such corporation's president or a vice president and the secretary or assistant secretary, certifying the following: (i) true and complete copies of the charter and by-laws of each of the Borrowers as in effect on the date the resolutions specified in clause (a) of this Section 3.3 were adopted and the absence of any amendments to the charter or by-laws since such dates; (ii) the due formation and valid existence of each of the Borrowers in such corporation's state of incorporation and the absence of any proceeding for the dissolution or liquidation of any of the Borrowers; (iii) the accuracy of the representations and warranties made by each Borrower in the Transaction Documents; (iv) the absence of any event occurring and continuing, or resulting from the consummation of the transactions contemplated hereby, that constitutes a Default or an Event of Default; and (v) the satisfaction of all conditions precedent by each of the Borrowers set forth in Section 3 hereof.

          (c)  Incumbency Certificates. A signed copy of a certificate of the
               -----------------------
secretary or an assistant secretary of each of the Companies certifying that each Person who is an officer or director of the Companies was, at the respective time of such execution and delivery, duly elected or appointed and authorized to sign this Agreement and the Transaction Documents to which it is or is to be a party, and the other documents to be delivered hereunder and thereunder and the signatures of such Persons are their genuine signatures or true facsimiles thereof.

          (d)  Solvency Certificate.  A certificate from the chief financial
               --------------------
officer of Pacific Aerospace attesting to the Solvency of the Companies on a consolidated basis after giving effect to the transactions contemplated hereby.

          (e)  Opinion of Counsel. An opinion of Milbank, Tweed, Hadley &
               ------------------
McCloy, LLP, counsel to Pacific Aerospace, together with its Subsidiaries, and Stoel Rives LLP as to matters of Washington State law, addressed to the Lenders, dated the Closing Date and otherwise satisfactory to the Lenders.

     3.4  Purchase Permitted by Applicable Law, etc.

          (a)  Legal Investment. On the date of the Closing, the Term Loans and
               ----------------
the issuance of the Warrants pursuant to the Warrant Agreement (a) shall be permitted by the laws and regulations of each jurisdiction to which Lenders are subject, without recourse to provisions permitting limited investments by insurance Borrowers without restriction as to the character of the particular investment, (b) shall not violate any applicable law or regulation (including, without limitation, Section 5 of the Securities Act and Regulations T, U or X of the Board of Governors of the Federal Reserve System) and (c) shall not subject any Lender to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by the Agent or any Lender, the Agent or such Lender shall have received an Officer's Certificate certifying as to such matters of fact as Lenders may reasonably specify to enable Lenders to determine whether such purchase and payment are so permitted.

     3.5  No Litigation or Other Proceedings.

     There shall exist no action, suit, investigation, litigation or proceeding pending or threatened before any Governmental Authority (i) challenging the consummation of the transactions contemplated hereby or by the Transaction Documents or (ii) seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that (A) would restrain, prohibit or impose materially adverse conditions on Lenders' ability to make the Term Loans available to the Borrowers on the Closing Date, (B) could be reasonably expected to have a Material Adverse Effect, or (C) purports to affect the legality, validity or enforceability of any material provision of this Agreement, any other Transaction Document, any related agreement or the consummation of the transactions contemplated hereby.

     3.6  No Material Adverse Change.

     There shall not have occurred a Material Adverse Change (in Lenders' sole opinion) in the businesses, assets, operations, conditions (financial or otherwise) or prospects of the Companies since December 31, 2000; provided, however that the failure of Pacific Aerospace to pay the regularly scheduled interest payment to holders of the Subordinated Notes due on February 1, 2001 shall not be considered a Material Adverse Change.

     3.7  Fees and Expenses.

     Without limiting the generality of Section 11, the Borrowers shall have paid, or caused to have been paid, all accrued fees and reasonable expenses incurred in connection with the transactions contemplated by the Commitment Letter, this Agreement and the other Transaction Documents as of the Closing, including, without limitation, the Commitment Fee and the Due Diligence Fee.

     3.8  Ancillary Documents and Perfection of Security Interest.

     The Borrowers shall have executed and delivered the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement, and the Deeds of Trust on the Borrowers' property located at 430 Olds Station Road, Wenatchee, Washington (the "Olds Station Property") and the other Real Property owned by the Borrowers (in the form satisfactory to Lenders), and shall have taken all actions requested by the Lenders necessary or desirable to perfect the security interests contemplated by each such agreement and instrument, including without limitation the delivery to the Lenders or their counsel for filing of Uniform Commercial Code financing statements and the appropriate filings with the United States Patent and Trademark Office.

     3.9  Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to Lenders and Lenders' special counsel, and Lenders and Lenders' special counsel shall have received all such counterpart originals or certified or other copies of such documents as Lenders or Lenders' special counsel may reasonably request.

     3.10 Blocked Accounts Agreement.

     The Borrowers shall have executed and delivered the Blocked Accounts Agreement to the Lenders and such agreement shall be in full force and effect.

     3.11 Warrant Agreement and the Warrants.

     Pacific Aerospace shall have executed and delivered the Warrant Agreement and such agreement shall be in full force and effect.

     3.12 Registration Rights Agreement

     Pacific Aerospace shall have executed and delivered the Registration Rights Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANIES.

     The Companies represent and warrant to Lenders that as of the date hereof and the Closing Date (before and after giving effect to the transactions contemplated hereby):

     4.1 Corporate Existence; Qualification; Power; Licenses and Permits.

     Each of the Borrowers (i) is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and is authorized to do business in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. Each of the Companies has all corporate power and authority required to own its properties and assets and to carry on its business as now conducted and has all licenses, authorizations, consents, approvals, franchises, leases, permits, certificates, qualifications, easements, rights of way and other rights required to carry on its business as now conducted which the failure to so have could reasonably be expected to have a Material Adverse Effect. The Companies are not in violation of the terms of any such license, authorization, consent, approval, franchise, lease, permit, certificate, qualification, easement, right of way or other right in any such case which would have a Material Adverse Effect.

     4.2  Corporate and Governmental Authorization; Contravention.

     The execution, delivery and performance by the Companies of this Agreement and the other Transaction Documents executed in connection herewith and therewith and the consummation by Companies of the transactions contemplated hereby and thereby, (i) are within each of the Companies' corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) except as provided herein or in the Ancillary Documents, require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of any applicable law, statute, ordinance, regulation, rule, order or other governmental restriction or of the Articles of Incorporation or By-Laws or other organizational documents of any of the Companies, (v) do not contravene, or constitute a default under, any agreement, judgment, injunction, order, decree, indenture, contract, lease, instrument or other commitment to which the any of the Companies is a party or by which the Companies or any of their assets are bound which could reasonably be expected to have a Material Adverse Effect, and
(vi) will not result in the creation or imposition of any material Lien upon any asset of any of the Companies under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which any of the Companies is a party or by which the or any of their assets may be bound or affected (except as contemplated herein). In particular and without limiting the representations set forth above, the

Term Loans constitute "Senior Indebtedness" and "Bank Indebtedness" as such terms are defined in the Subordinated Note Indenture and the incurrence of the Term Loans pursuant to the terms of this Agreement and the granting of first priority liens (or in the case of the Real Property located at 209 Mission Street, Cashmere, Washington and 14351 Shamel Street, Entiat, Washington and the Olds Station Property only, the second priority liens) granted to the Lenders pursuant to the Transaction Documents do not contravene or constitute a default under the Subordinated Note Indenture.

     4.3  Binding Effect.

     This Agreement is and each of the other Transaction Documents has been duly executed and delivered by each of the Companies and is a valid and binding agreement of each of the Companies, and is or will be enforceable against each of the Companies in accordance with their terms except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratium or similar laws affecting creditors' rights generally and general principles of equity, and except to the extent that the indemnification provisions of Sections 11 and 12 hereof may be limited by federal and/or state securities laws and public policy considerations.

     4.4  Information.

     The Companies have furnished to Lenders as of the date of this Agreement the following financial statements (the "Financials") of the Companies: (i) consolidated balance sheets as of, and consolidated statements of earnings, changes in consolidated shareholders' equity and changes in consolidated cash flow for the fiscal year ended May 31, 2000 audited by independent certified public accountants, and (ii) unaudited consolidated balance sheets as of the end of the most recent fiscal quarter ending prior to the Closing Date and the related unaudited consolidated statements of earnings, changes in shareholders' equity and changes in consolidated cash flow for the three months then ended. The Financials fairly present the financial condition of the Companies at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with GAAP consistently applied throughout the periods involved (except for omission of notes to the unaudited financials).

     4.5  Litigation and Judgments.

     Except as set forth on Schedule 4.5, there is no (i) injunction, stay, decree, judgment, writ or order issued and outstanding by any court or arbitrator or any governmental body, agency or official against any of the Companies or (ii) action, suit, proceeding, litigation, contested claim, investigation or arbitration pending, or threatened, against or affecting any of the Companies, in each case, which could reasonably be expected to have a Material Adverse Effect, or which in any manner impairs the validity of this Agreement or any of the other Transaction Documents.

     4.6  Compliance with ERISA.

     As of the date of this Agreement, and except as set forth on Schedule 4.6,
(i) none of the Companies nor any ERISA Affiliate maintains or contributes to any Benefit Plan, (ii) each Plan is maintained and is funded in all material respects in accordance with its terms and in compliance with all provisions of ERISA and the Code applicable thereto, (iii) each of the Companies and each ERISA Affiliate has fulfilled in all material respects its obligations related to the minimum funding standards of ERISA and the Code for each Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the Code relating to the qualification with respect to each Plan intended to be so qualified and has not incurred any material liability (other than routine liability for premiums) under Title IV of ERISA, (iv) no Termination Event has occurred which has resulted in liability which either has not been satisfied or is not reflected on the Companies financial statements nor has any other event occurred that is likely to result in a Termination Event which could reasonably be expected to have a Material Adverse Effect, (v) no event or events have occurred in connection with which any of the Companies, any ERISA Affiliate, or any Plan, directly or indirectly, is likely to be subject to any liability under ERISA, the Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order which could reasonably be expected to have a Material Adverse Effect, and (vi) true, correct and complete copies of the following documents have been made available to Lenders as of the date of this Agreement: each Plan and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of each of the Companies or the ERISA Affiliates, the most recent determination letter issued by the Internal Revenue Service with respect to each Plan, for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan, all actuarial reports prepared for the last three plan years for each Benefit Plan, a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by any of the Companies or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions, any information that has been provided to any of the Companies or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and (vii) the aggregate amount of the most recent annual payments made to former employees of any of the Companies or any ERISA Affiliate under any Retiree Health Plan.

     4.7. Taxes.

          (a) Except as set forth on Schedule 4.7, each of the Companies has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all United States Federal income tax returns and except as set forth on Schedule 4.7, all other material tax returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information filed is complete and accurate in all material respects. To the Companies' knowledge, all material deductions taken by any of the Companies as reflected in such income tax returns have been taken in accordance with applicable laws and regulations.

          (b) Except as set forth on Schedule 4.7, all Taxes, in respect of periods beginning prior to the date hereof, have been timely paid when due, except where the same are being contested in good faith by appropriate proceedings and appropriate reserves therefor have been established and maintained in accordance with GAAP for the accrual thereof as reflected on the audited financial statements for the Companies' fiscal year ended May 31, 2000, and, to the extent such reserves are maintained for periods after May 31, 2000, consistent with the Companies' past practice.

          (c) Except as set forth in Schedule 4.7, (i) no material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against any of the Companies other than such deficiencies of which Lenders have been notified in writing and which are being contested in good faith by appropriate proceedings, and appropriate reserves therefor have been established and maintained as reflected on the audited financial statements for the Companies' fiscal year ended May 31, 2000 and in accordance with GAAP, and, to the extent such reserves are maintained for periods after May 31, 2000, consistent with the Companies' past practice and (ii) no material tax liens have been filed against any of the Collateral. Except as set forth in Schedule 4.7 or as otherwise disclosed to Lenders in writing, there are no pending or threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes which are likely to result in a material additional liability for Taxes. Except as set forth on Schedule 4.7, for all years up to and including the fiscal year ended May 31, 1997, either the period during which any assessments may be made by the Internal Revenue Service have expired without waiver or extension or the federal income tax returns of each of the Companies has been audited by the Internal Revenue Service and such audits have been closed.

     4.8  Subsidiaries.

     The only respective direct or indirect Subsidiaries of the Companies as of the date of this Agreement are those listed on Schedule 4.8 attached hereto. Except as set forth on such Schedule, Pacific Aerospace is the record and beneficial owner, either directly or indirectly, of all of the shares of capital stock of each of its Subsidiaries listed on such schedule as being owned by Pacific Aerospace, there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, scripts, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible or exchangeable for such shares. All of such respective shares so owned (whether directly or indirectly) by Pacific Aerospace are owned by it free and clear of any Liens, and all such shares are validly issued, fully paid and non-assessable.

     4.9  Not Investment Companies.

     None of the Companies is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Transaction Documents or to perform its obligations hereunder or thereunder.

     4.10  No Conflicting Requirements.

     Except as listed on Schedule 4.10 attached hereto, none of the Companies are in default under any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ, injunction, contract, lease or other commitment to which any of them is a party or by which any of them is bound such that such violations or defaults in the aggregate could reasonably be expected to have a Material Adverse Effect. None of the Companies know of any dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which would individually, or when aggregated with other such disputes, be reasonably likely to have a Material Adverse Effect.

     4.11  Debt.

     Schedule 4.11 attached hereto sets forth as of the date of this Agreement all of the Debt of the Companies and any Subsidiaries and a pro forma schedule of such Debt following the application of the proceeds of the Term Loans. After application of the proceeds of the Term Loans as set forth herein, the Companies will have no Debt that is senior, pari passu or subordinated in right of payment to their Obligations under the Term Loan or under this Agreement, except for Debt permitted pursuant to Section 8.1 of this Agreement (including, without limitation, the deeds of trust in favor of KeyBank.).

     4.12  Title to Properties and Assets.

           (a) After application of the proceeds of the Term Loans as set forth herein, and except for (i) Liens permitted pursuant to Section 7.4 hereof or as set forth on Schedule 4.12 to this Agreement and (ii) such imperfections of title that represent imperfections of title or easements of record, if any, which do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations, the Companies have (a) good and marketable fee simple title to the Owned Real Property material to their businesses and the Owned Real Property on which a Lien has been granted to the Lenders and valid leasehold interests in all of its Leased Real Property material to their businesses and
(b) good and marketable title to all of the other material property and assets owned by the Companies at any time (including, without limitation, all of their Accounts and Inventory), other than properties disposed of in any manner permitted under this Agreement. Schedule 4.12(a) attached hereto sets forth as of the date of this Agreement the Owned Real Property and the Leased Real Property held by any Company. The Companies enjoy peaceful and undisturbed possession of all their material Real Estate and there is no pending or threatened condemnation proceeding relating to any Real Estate which could reasonably be expected to have a Material Adverse Effect. The leases with respect to the Leased Real Property, are referred to collectively as the "Leases." No default exists under any Lease which could reasonably be expected to have a Material Adverse Effect. All of the Structures and other tangible assets owned, leased or used by the Companies in the conduct of their businesses are (a) insured as required by the terms of this Agreement and the other Transaction Documents, (b) sufficient for the operation of the businesses of each of the Companies as presently conducted and (c) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.

          (b) The Companies possess adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and tradenames to continue to conduct their businesses as presently conducted.
Schedule 4.12(b) attached hereto sets forth as of the date of this Agreement (i) all of the federal, state and foreign registrations of the registered trademarks of the Companies and all pending applications for any such registrations and
(ii) all of the patents of the Companies and all pending applications therefor (collectively, together with all service marks and other marks and all applications therefor, tradenames and other trade rights of the Companies, the "Proprietary Rights"). As of the date of this Agreement, the Companies are the owners of each of the trademarks and patents listed on Schedule 4.12(b) as indicated on such schedule and except as set forth on such Schedule and, except pursuant to licenses granted in the ordinary course of business, no other Person has the right to exploit such patents or use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. As of the date of this Agreement each of the trademarks listed on Schedule 4.12(b) is a valid and subsisting federally registered trademark of the Borrowers having the registration number and issue date set forth on Schedule 4.12(b) and each of the patents listed on Schedule 4.12(b) is a valid and subsisting patent of the Companies having the patent number and issue date set forth on Schedule 4.12(b). As of the date of this Agreement except as disclosed on Schedule 4.12(b), no Person has a right to receive any material royalty or similar payment from the Companies in respect of any such registered Propriety Rights. As of the date of this Agreement the Companies have not granted any material license except as disclosed on Schedule 4.12(b) hereto or such licenses as were granted in the ordinary course of the Companies' businesses, or sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. The Companies are not aware that the use of any of the material Proprietary Rights by the Companies is infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights which violation or infringement could reasonably be expected to result in a material liability to the Companies, and no proceeding has been instituted against or notice received by any of the Companies that are presently outstanding alleging that the use of any of the material Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the material Proprietary Rights which, if successful, could reasonably be expected to materially adversely affect the fair market value of any such material Proprietary Rights or the rights granted therein to Lenders including, without limitation, the validity, priority or perfection of the security interest granted therein to Lenders under the Ancillary Documents or Lenders' remedies therein or in this Agreement. All of the material Proprietary Rights of the Companies are valid and enforceable rights of the Companies and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

          (c) The capital stock of each Subsidiary (including, without limitation, each Foreign Subsidiary, provided that for any Foreign Subsidiary which constitutes a "Controlled

Foreign Corporation" within the meaning of Section 951 of the Code, the Companies shall not be required to pledge hereunder or under the other Transaction Documents more than 65% of the combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, in each case which is owned directly or indirectly by the Companies), has been delivered and pledged to the Lenders under the Pledge Agreements; excluding, however, the capital stock of any Subsidiary owned directly or indirectly by a Subsidiary of Pacific Aerospace one hundred percent (100%) of which is not owned directly or indirectly by Pacific Aerospace. The owners of all such capital stock are parties as pledgors under the Pledge Agreements.

          4.13  Compliance with Law.

          None of the Companies have violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not have a Material Adverse Effect. The conduct of the businesses of each of the Companies is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where the aggregate of all such non-conformities could not reasonably be expected to have a Material Adverse Effect. None of the Companies have received any notice to the effect that, or otherwise been advised that, they are not in compliance with, and none of the Companies have any reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

          4.14  Compliance with Environmental Laws.

                (a) Each of the Companies has complied with and are currently in compliance with any Environmental Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

                (b) No solid or hazardous or toxic wastes or hazardous substances (as defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resources Conservation and Recovery Act and the Superfund Amendments and Reauthorization Act of 1986, as amended or under any successor or similar law or any applicable state or local law), are processed, discharged, stored, treated, disposed of, or managed at any facility owned, leased or operated by any of the Companies or, at the request or behest of any of the Companies, at any adjoining site, so as to require a license, permit or authorization of any type from any governmental authority, other than licenses, permits and authorizations which have been obtained and are in full force and effect or where the failure to obtain such a license, permit or authorization could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.14 hereto, as of the date of this Agreement no governmental or private actions to enforce environmental or pollution control laws are pending against any of the Companies or against or with respect to any facility owned, operated or leased by any of the Companies. Except as disclosed on Schedule 4.14 and except where any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) none of Companies have received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance, and (ii) none of the Companies have any contingent liability of which the Companies has knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor have the Companies received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

            (c) Except as disclosed on Schedule 4.14 and other than any pending workers' compensation claims which individually and in the aggregate are not significant to the Companies, no action, suit or proceeding brought by any employee of any of the Borrowers or any other Person involving (i) a claim for damages in excess of $100,000 or (ii) claims for damages under $100,000 and which in the aggregate could reasonably be expected to have a Material Adverse Effect, in each case based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof, is pending before any court or arbitrator or any governmental body, agency or official.

     4.15   Security Interests and Liens; Inventory and Equipment.

         After the application of the proceeds of the Term Loans as set forth herein, there will be no Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, other than Liens permitted pursuant to Section 7.4 hereof or disclosed on Schedule 4.15 hereof. No lessor, warehouseman, filler, processor or packer of any of the Companies (other than Foreign Subsidiaries) has granted any Lien with respect to the Inventory maintained by any of the Companies (other than Foreign Subsidiaries) at the property of any such lessor, warehousemen, filler, processor or packer. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Transaction Documents on the Filing Assets and the Real Estate with respect to which Deeds of Trust have been filed constitute and shall at all times constitute the valid and enforceable perfected Liens on such Collateral, subject only to prior Liens existing on the Closing Date and set forth on Schedule 4.15 hereto and Liens permitted pursuant to Section 7.4 hereof. The Borrowers are or will be at the time additional Collateral is acquired by them, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except for Liens permitted pursuant to
Section 7.4 hereof. No consents, filings or recordings are required in order to perfect the security interests created by the Pledge Agreements.

     4.16   Labor Relations.

     None of the Companies are engaged in any material unfair labor practices which could reasonably be expected to result in a material liability to any of the Companies, materially increase the costs of operations or materially decrease the revenue generated from any of the Companies' operations or which could otherwise reasonably be expected to have a Material

Adverse Effect. There is (i) no unfair labor practice complaint pending against any of the Borrowers or, to the best knowledge of the Companies, threatened against, before the National Labor Relations Board, and no material grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against the Companies or, threatened against them, (ii) no strike, labor dispute, slowdown or stoppage pending against any of the Companies threatened against it which, in the case of the items described in the preceding clauses (i) and (ii) could reasonably be expected to result in a material liability to the Companies, materially increase the costs of any of the Companies' operations or materially decrease the revenue generated from any of the Companies' operations or which could otherwise reasonably be expected to have a Material Adverse Effect, and (iii) no union representation question with respect to the employees of any of the Borrowers and to the knowledge of the Borrowers no union organizing activities which representation question or organizing activity could reasonably be expected to have a Material Adverse Effect. There are no controversies pending or threatened between any of the Companies and any of their employees, other than (i) employee grievances and other controversies arising in the ordinary course of business which could not, in the aggregate, be reasonably expected to have a Material Adverse Effect and
(ii) employee grievances and other controversies arising outside the ordinary course of business of which Lenders have received written notice and could not reasonably be expected to have a Material Adverse Effect.

     4.17  UCC Filing Information.

     As of the date of this Agreement the chief executive office and principal place of business of each Borrower is as set forth on Schedule 4.17, which office is the place where such Borrower is "located" for the purposes of Section 9-103(3)(d) of the UCC. As of the date of this Agreement the places where the Borrowers keep their books, chattel paper and records concerning its respective Accounts or regularly keeps any Inventory are also identified on Schedule 4.17. As of the date of this Agreement there is no jurisdiction located in the United States in which Pacific Aerospace or any of the other Borrowers have any assets, equipment or Inventory (except for vehicles, Inventory in transit for processing in the ordinary course of business, or immaterial items) other than those jurisdictions listed on Schedule 4.17. Schedule 4.17 is a true, correct and complete list as of the date of this Agreement of (i) the address of all offices where records and books of account each Borrower is kept, and (ii) the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored as of the date of this Agreement. None of the receipts received by the Borrowers from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assignees.

     4.18  Solvency.

           (a) The fair saleable value of the Companies' assets exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. On and at all times after the Closing Date, the Companies, taken as a whole (i) do not have unreasonably small capital in relation to the business in which they are or propose to be engaged and (ii) have not incurred, and do not believe that they will incur after giving effect to the transactions contemplated by this Agreement, debts beyond their ability to pay such debts as they become due.

           (b) The fair saleable value of the Borrowers assets exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. On and at all times after the Closing Date, the Borrowers taken as a whole (i) do not have unreasonably small capital in relation to the business in which they are or propose to be engaged and (ii) have not incurred, and do not believe that they will incur after giving effect to the transactions contemplated by this Agreement, debts beyond their ability to pay such debts as they become due.

     4.19  Fictitious Business Names.

     None of the Companies have conducted any material amount of business on or after August 1, 1993 under any corporate or fictitious name other than the corporate name shown on any of the Companies' Articles or organizational documents, as disclosed on Schedule 4.19 or as disclosed to Lenders in writing from time to time.

     4.20  Use of Proceeds.

     The proceeds of the Term Loans will be used only to (i) repay the outstanding borrowings under the KeyBank Loan Agreement (ii) make certain required payments under the Subordinated Notes, (iii) to pay transaction costs and fees associated with the Term Loans and (iv) for general corporate purposes, all as more fully set forth on the attached Schedule 4.20.

     4.21  Margin Stock.

     No Borrower nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder, nor is any Borrower or any Subsidiary engaged principally or as one of its important activities in extending credit which is used for the purpose of purchasing or carrying margin stock.

     4.22  Survival of Representations.

     All representations made by the Companies in this Agreement and in any other Transaction Document executed and delivered in connection herewith shall survive the execution and delivery hereof and thereof for so long as the Term Loans have not been repaid in full.

     4.23  Affiliate Transactions.

     Except as set forth on Schedule 4.23 hereto, none of the Companies is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Company or any Subsidiary is a party.

     4.24  Accuracy and Completeness of Information.

     All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Companies in writing to Lenders or the Auditors for purposes of or in connection with this Agreement or any Transaction Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of the Companies which has, or would have, a Material Adverse Effect, which fact has not been set forth herein, in the Financial Statements, or some certificate, opinion or other written statement made or furnished by the Companies to Lenders.

     4.25   Status of Accounts.

     The Companies confirm to the Lenders that any or all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto as of the date hereof, are their sole responsibilities and that all such material taxes will be paid by the Companies when due (unless duly contested and adequately reserved for) and that none of such taxes or fees (including any immaterial taxes or fees) is or will become a Lien (other than a Permitted Lien) on or claim against the Accounts. Each of the Companies' books and records is marked to reflect the Lenders' interest in the Accounts.

     4.26   Party in Interest.

     None of the Companies is a "party in interest" as that term is defined in ERISA, with respect to any employee benefit plan having an interest in the General Motors Employees Domestic Group Pension Fund.

     4.27   Stock.

     There are presently issued by each Company and its Subsidiaries and outstanding the shares of capital stock indicated on Schedule 4.27. All of the issued and outstanding capital stock of each Subsidiary listed is owned of record and beneficially by the entity set forth on such Schedule. The Companies and their Subsidiaries have received at least the consideration for which such stock was authorized to be issued and have otherwise complied in all material respects with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. The Companies and their Subsidiaries have no other capital stock of any class outstanding other than as set forth on Schedule 4.27 hereto. Except as set forth on Schedule 4.27, none of the Companies or any Subsidiary has outstanding any securities convertible into or exchangeable for its Capital Stock or any other equity interest nor does any Company or any Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock or other obligations or commitments of any kind whatsoever to issue, sell or otherwise dispose of, any shares of or other equity interest in any Company or any of their Subsidiaries. Except as contemplated by the Transaction Documents, none of the Companies or any of their Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of their Capital Stock. There are no voting trusts or other agreement or understandings to which any of the Companies or any of their Subsidiaries is a party with respect to the voting of its Capital Stock.

5.   REPRESENTATIONS AND WARRANTIES OF THE LENDERS

     Each Lender hereby represents, warrants and covenants that as to itself only that:

     5.1   Authorization.

           (a) Each Lender has full power and authority to enter into this Loan Agreement and each of the Transaction Documents, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

           (b) The execution, delivery and performance by such Lender and the other Transaction Documents executed in connection therewith and herewith and the consummation by such Lender of the transactions contemplated hereby and thereby do not contravene the organizational documents of such Lender.

     5.2 No Plan Assets. Except as provided in Schedule 5.2, each Lender is not and will not become an "employee benefit plan" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, a plan described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of an employee benefit plan's or plan's investment in the entity or otherwise.

     5.3 Accredited Investor. Each Lender (i) is purchasing the Term Loans and the Warrants for Lender's own account or for one or more separate accounts maintained by Lender or for the account of one or more pension trust funds and not with a view to the distribution thereof in violation of the securities laws of the United States or any state thereof, provided that the disposition of the Lender's property shall at all times be within Lenders' control and (ii) is an "accredited investor" as defined in Rule 501(a) of the Securities Act and able to evaluate the merits and risks of the investment. Lender understands that the Warrants have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such exemption is required by law.

6.   PREPAYMENT OF THE TERM LOANS.

     6.1   Voluntary Prepayments.

     The Borrowers may, upon not less than three (3) Business Days' notice to the Agent, for the ratable benefit of the Lenders, prepay the Term Loans outstanding, in whole or in part, together with accrued interest thereon to the date of such prepayment on the principal amount prepaid; provided that each partial prepayment shall be in an aggregate principal amount of not less than $250,000.

     6.2   Mandatory Prepayments.

           (a) If the Aeromet Sale is consummated, the Borrowers shall repay the Term Loans outstanding, for the ratable benefit of the Lenders, in an amount equal to at least $7,500,000 principal amount of the Term Loans, plus all accrued and unpaid interest thereon (including deferred interest), and all other fees, expenses and other payments due to the Lenders under this Agreement and the Transaction Documents, if any.

          (b) In the event a Company has made an Asset Disposition, the Borrowers shall apply 50% of the Net Cash Proceeds from such Asset Disposition first to any accrued and unpaid interest (including any deferred interest) on the Term Loans, secondly, to any other unpaid fees, expenses and obligations (other than principal) outstanding on the Term Loans, if any, and third to the principal amount outstanding on the Term Loans. Notwithstanding the foregoing, in the event that a Company desires to use any or all of the Net Cash Proceeds to purchase assets to replace the assets sold and the functionality of the assets sold, Pacific Aerospace, on behalf of such Company shall promptly certify to the Lenders as to such intention and such Company may within 45 days of the asset sale use any or all of the Net Cash Proceeds to purchase replacement assets (and shall certify to the Lender as to the purchase), provided that the Company may use Net Cash Proceeds to purchase replacement assets as set forth above only if the Net Proceeds from the asset sale was less than $250,000 individually and, less than $1,000,000 when added to the Net Proceeds from all asset sales where replacement assets were purchased by any Company pursuant to this provision. In the event that replacement assets are not purchased within 45 days, the Borrowers shall on the day following such forty-fifth day apply the Net Cash Proceeds as provided in the first sentence of this clause (b). In the event that some but not all of the Net Cash Proceeds are used to pay for replacement assets then the Borrowers shall on the day following such forty-fifth day apply an amount as provided in the first sentence of this clause (b) equal to the lesser of (i) 50% of the Net Cash Proceeds and (ii) the remaining Net Cash Proceeds after payment of replacement assets, as provided in the first sentence above. "Net Proceeds" shall mean all cash and all other non-cash consideration received by the Companies (including cash payments received in respect of deferred payment pursuant to any note or installment receivable or otherwise and state or federal income tax refunds attributable to such sale or disposition, but in each case only as and when received) in respect of such sale or disposition. All non-cash proceeds shall be valued by the Board of Directors of the relevant Company in good faith.

     6.3  Method and Timing of Payments

     The Borrowers shall make each payment to be made by them hereunder not later than 3:00 p.m. (Boston time) on the day when due in lawful money of the United States to the Lenders in accordance with the wire transfer instructions in immediately available funds. The Lenders will be entitled to receive their ratable share of the payment of principal, interest or any other amounts in accordance with their respective Commitment Percentages. Any payment made by the Borrower to the Lenders under this Agreement or under the Term Loan Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of any specific Lender.

7.   AFFIRMATIVE COVENANTS.

     In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Term Loans as contemplated hereby, the Companies covenant and agree that the Companies shall, and shall cause all of their Subsidiaries to, perform all covenants in this Section 6 until the payment in full of all obligations under the Term Loans.

     7.1   Information.

           (a)      The Companies will deliver to Lenders:

                    (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto unless the securities covered thereby are held or distributed by Pacific Aerospace, other than any registration statement on Form S-3 to the extent that it relates to a secondary offering, and other than any registration statement on Form S-8 or its equivalent) and reports on Form 10-K, 10-Q and 8-K (or their equivalents) which Pacific Aerospace shall have filed with the SEC, and promptly upon the mailing thereof to the shareholders of Pacific Aerospace generally, copies of all financial statements, reports and proxy statements so mailed;

                    (ii) no later than 45 days after the end of the first three quarters of each fiscal year and no later than 90 days after the end of each fiscal year, (A) a certificate of the chief financial officer or client accounting officer of the Companies setting forth in reasonable detail any calculations required to establish whether the Companies were in compliance with the requirements of Sections 8.6, 8.7, 8.8, 8.9 and 8.10 hereof as of the end of such quarter or year, as the case may be, and (B) a compliance certificate in the form of Exhibit G attached hereto (the "Compliance Certificate");

                    (iii) within one Business Day of any executive officer of any of the Companies obtaining knowledge of any Event of Default or any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer setting forth the details thereof and the action which is being taken or being proposed with respect thereto;

                    (iv) within one Business Day notice, in reasonable detail, of any material change relating to the type, quality or quantity of any material portion of the Collateral, or any event which could have a material adverse effect on the value of the Collateral or any event affecting the validity or priority of the security interests granted to the Lenders in the Collateral; and

                    (v) within one Business Days of the chief executive officer, chief financial officer, chief accounting officer, controller or other senior financial officer of any of the Companies obtaining knowledge of any Material Adverse Effect, a certificate of the chief financial officer or accounting officer setting forth details thereof and the action which is being taken or being proposed with respect thereto.

               (b) In addition, at the written request of the Lenders, the Companies will deliver:

                    (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Companies, consolidated and consolidating balance sheets of the Companies as of the end of such fiscal year and the related consolidated and consolidating statements of earnings, changes in consolidated shareholders equity and changes in consolidated cash flow for such fiscal year, setting forth in the case of each consolidated financial statement in comparative form the figures for the previous fiscal year, including the previous fiscal year budget (if such budget was prepared); all (except for the consolidating statements) accompanied by an opinion of the Auditors unqualified as to scope of audit and stating that such financial statements present fairly in all material respects the financial position of the Companies and the results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles and otherwise reported on in a manner acceptable to the Securities and Exchange Commission;

                    (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Companies, consolidated and consolidating balance sheets of the Companies as of the end of such quarter and the related consolidated and consolidating statements of earnings, changes in consolidated shareholders equity and changes in consolidated cash flow for such quarter and for the portion of the Companies' fiscal year ended at the end of such quarter, setting forth in the case of each consolidated financial statement in comparative form the figures for the corresponding quarter and the corresponding portion of the Companies' previous fiscal year, including the previous fiscal year budget (if such budget was prepared), all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Companies;

                    (iii) as soon as available and in any event no later than 60 days after the last day of each fiscal year of the Companies, copies of annual budgets and other similar materials prepared by or for the Companies, which budgets and other information shall be presented on a monthly basis for the then current fiscal year and on an annual basis for each subsequent fiscal year;

               (c) as soon as available and in any event within 30 days after the end of each of the first two months of each fiscal quarter (45 days in the case of the last month of each fiscal year of the Companies), statements of earnings and consolidated and consolidating balance sheets of the Borrowers as of the end of such month, and related changes in consolidated cash flow for such month and for the portion of the Companies' fiscal year ended at the end of such month, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or chief accounting officer of the Companies;

               (d) the Companies will deliver to the Lenders if and when any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Benefit Plan which could reasonably be expected to constitute grounds for a termination of such Benefit Plan under Title IV of ERISA, or knows that the plan administrator of any Benefit Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or

(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Benefit Plan, a copy of such notice;

          (e) promptly following, and in no event more than three Business Days of any executive officer of any of the Companies obtaining knowledge of (i) any litigation or proceeding affecting any of the Companies or any Subsidiary in which the amount involved is $250,000 or more and is not covered by insurance or in which injunctive or similar relief is sought, or (ii) any order, judgment or decree in excess of $250,000 which shall have been entered against any of the Companies or any of their respective properties or assets, a certificate of the chief financial officer or accounting officer setting forth details thereof and the action which is being taken or being proposed with respect thereto;

          (f) prompt notice of any notification of a violation of any law or regulation received by any of the Companies from any local, state, federal or foreign governmental authority or agency which violation could reasonably be expected to have a Material Adverse Effect; and

          (g) from time to time such additional information or analyses regarding the financial position or business of any of the Companies and/or their Subsidiaries as Lenders may reasonably request.

     7.2  Payment of Obligations.

     The Borrowers will pay and discharge at or before maturity, all of their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

     7.3  Maintenance of Property; Insurance.

          (a) The Companies will keep, all material property useful and necessary in their businesses in good working order and condition (ordinary wear and tear, casualty and condemnation excepted) and not commit or suffer any material waste with respect to any of their material properties.

          (b) The Borrowers agree to maintain public liability insurance, third party property damage and replacement cost insurance on the Collateral under such policies of insurance, and the Companies agree to maintain insurance on their material assets in such amounts and covering such risks as is customary for similarly situated corporations. Such insurance may include levels of self insurance comparable to those in place on the date of this Agreement or as shall be customary for corporations similarly situated in the industry. All policies covering the Collateral are to name the Lenders as additional insureds and loss payees in case of loss, as their interests may appear, and are to contain such other provisions as the Lenders may reasonably require to fully protect the Lenders' interest in the Collateral and to any payments to be made under such policies. Certificates of all insurance policies are to be delivered to the Lenders (with true copies of such policies to be made available to Lenders) on or within ten (10) days of the Closing Date, and such policies shall have all premiums with respect thereto currently paid and contain loss payable endorsements in the Lenders' favor, and shall provide for not less than ten (10) days prior written notice to the Lenders, of the exercise of any right of cancellation. In the event any of the Borrowers fail to respond in a timely and appropriate manner (as determined by the Agent in their reasonable discretion) with respect to collecting under any insurance policies required to be maintained under this Section 7.3, the Lenders shall have the right, in the name of any of the Borrowers, to file claims under such insurance policies, to receive and give acquaintance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. The Borrowers shall provide written notice to the Lenders of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any material asset or property owned or used by any of the Borrowers (i) is damaged or destroyed, or suffers any other loss, or (ii) is, or the Borrowers receive notice of the institution of any proceeding pursuant to which any such asset or property could reasonably be expected to be, condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of $250,000 (collectively, a "Casualty Loss"). The Borrowers shall diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss with respect to any of the Collateral, if directed by the Agent, the Borrowers shall pay to the Lenders, promptly upon receipt thereof, any and all insurance proceeds and payments received by the Borrowers on account of damage, destruction, loss, condemnation or eminent domain proceedings (excluding, however, business interruption insurance and the proceeds thereof). So long as no Default or Event of Default shall have occurred and be continuing, the Borrowers may use such proceeds and payments to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss or, if such asset or property is not material to the operations of Borrowers, may use such proceeds and payments as otherwise permitted pursuant to the terms of this Agreement. After the occurrence and during the continuance of any Default or Event of Default the Agent may, at its election in its sole discretion either (a) apply ratably the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under the Term Loans or (b) direct the insurance compan(ies) to pay such proceeds to the Borrowers to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the Lenders' consent and (ii) the Lenders may participate in any such proceedings and the Borrowers shall deliver to the Lenders such documents as may be requested by the Lenders to permit such participation and shall consult with the Lenders, the Lenders' attorneys and agents in the making and prosecution of such claim or claims.

     7.4  Compliance with Laws.

     The Companies will comply with all acts, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official, applicable to the Collateral or any part thereof, or to the operation of their business (including, without limitation ERISA and the rules and regulations thereunder) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

         7.5 Inspection of Property, Books and Records; Change of Name, Principal Place of Business, Location of Collateral, Etc.

         The Companies will keep proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their businesses and activities; the Companies shall make no significant change in their accounting practices except as permitted or required by GAAP. The Companies agree that each Lender or its agents may enter upon the premises of the Companies at any time and from time to time, during normal business hours and upon reasonable prior notice, and at any time during normal business hours and without notice on and after the occurrence and during the continuance of an Event of Default, for the purpose of (i) inspecting the Collateral, (ii) inspecting and/or copying (at Companies' expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances, business operations, properties and financial and other conditions of the Borrowers with any officers, employees and directors of the Companies or with the Auditors. Each Lender shall have the right to (A) discuss the affairs, finances, business operations, properties and conditions of the Companies with management and make suggestions to the Companies' management and management will discuss such proposals or suggestions made by such Lender within a reasonable period after such submission, (B) tour the Companies' business premises and other properties, (C) receive financial statements, operating reports, budgets or other financial reports, (D) request information at reasonable times and intervals concerning the general status of the Companies' financial conditions and operations. The Companies agree to afford the Lenders ten (10) Business Days prior written notice of (a) any new or additional location of any Collateral at which location Collateral having an aggregate value in excess of $250,000 will be located, (b) any change in the location of its chief executive office or any new or additional places of business from the locations specified in Schedule 4.17, and (c) any change in any corporate name and, in each such case, the Companies further agree to execute in advance of such addition or change and cause to be filed and/or delivered to the Lenders or counsel to the Lenders any financing statements or other documents required by the Lenders.

         7.6   Compliance with Transaction Documents.

         The Companies will comply with the terms of each of the Transaction Documents.

         7.7   Corporate Existence.

         The Companies (i) except as otherwise permitted pursuant to Section 8.5, shall maintain their corporate existence, shall maintain in full force and effect all material licenses, bonds, franchise, leases, qualifications to do business, trademarks, patents, contracts and other rights necessary for the conduct of their businesses, (ii) shall continue in, and limit their operations to, the same general lines of business as that presently conducted by them and reasonable extensions thereof and (iii) shall comply with all applicable laws and regulations of any federal, state or local governmental authority, except in each case when noncompliance with the foregoing would not, in the aggregate, have a Material Adverse Effect.

         7.8   ERISA.

         The Companies shall deliver to the Lenders, at the Companies' expense, the following information at the times specified below:

               (a) within twenty (20) Business Days after any of the Companies or any ERISA Affiliate knows that a Termination Event has occurred which could reasonably be expected to result in a liability to the Borrowers of $300,000 or more, a written statement of the chief financial officer describing such Termination Event and the action, if any, which the Companies or any other entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

               (b) within sixty (60) Business Days after any of the Companies or any ERISA Affiliate knows that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred which could reasonably be expected to result in a liability to the Companies of $300,000 or more, a statement of the chief financial officer describing such transaction and the action which the Companies or other such entities have taken, are taking or propose to take with respect thereto;

               (c) at any time that the Lenders may reasonably request, copies of each annual report (form 5500 series), including Schedule 8.9 thereto, filed with respect to each Benefit Plan;

               (d) at any time that the Lenders may reasonably request, copies of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan;

               (e) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan with respect to any funding of $300,000 or more and all communications received by any of the Companies or any ERISA Affiliate with respect to such request;

               (f) within twenty (20) Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which any of the Companies or any ERISA Affiliate was not previously contributing, in either case, which could reasonably be expected to result in an increase in the annual contributions necessary to satisfy the minimum funding requirements of ERISA or the terms of such Benefit Plan to any of the Companies of $300,000 or more;

               (g) within three (3) Business Days after receipt by any of the Companies or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, in either case which could reasonably be expected to result in a liability to the Companies of $300,000 or more, copies of each such notice;

               (h) within ten (10) Business Days after receipt by any of the Companies or any ERISA Affiliate of any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Benefit Plan under
Section 401(a) of the Code which could reasonably be expected to result in a liability to the Companies of $300,000 or more, copies of each such letter;

               (i) within ten (10) Business Days after receipt by any of the Companies or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability of $300,000 or more under Section 4203, 4204 or 4205 of ERISA, copies of each such notice;

               (j) within ten (10) Business Days after any of the Companies or any ERISA Affiliate fails to make a required installment or any other required payment of $300,000 or more under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

               (k) within ten (10) Business Days after any of the Companies or any ERISA Affiliate knows (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, in any such case, which could reasonably be expected to result in a liability to the Companies of $300,000 or more, a written statement setting forth any such event or information.

         For purposes of this Section 7.8, each of the Companies and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which such entity is the plan sponsor.

         The Companies shall establish, maintain and operate all Plans to comply with the applicable provisions of ERISA, Code, and all other applicable laws, other than to the extent that the Companies are in good faith contesting by appropriate proceedings the validity or application of any such provision or law, except to the extent failure to so comply could not reasonably be expected to result in the Companies incurring a liability, individually or in the aggregate equal to or in excess of $500,000.

         7.9   Environmental Matters.

               (a) The Companies will use their best efforts to conduct their businesses so as to comply with all Environmental Laws in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that the Companies are contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof and except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; provided, further, that the
                                            --------  -------
Companies shall comply with the order of any court or other governmental body or applicable jurisdiction relating to such Environmental Laws unless the Companies shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If the Companies shall (a) receive notice that any material violation of any

Environmental Law may have been committed or is about to be committed by any of the Companies or any such Subsidiary, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against any of the Companies alleging material violations of any Environmental Law or requiring any of the Companies to take any action in connection with the release of Hazardous Substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that any of the Companies may be liable or responsible for material costs associated with a response to or cleanup of a release of a Hazardous Substance into the environment or any damages caused thereby, the Companies shall provide the Lenders with a copy of such notice within thirty (30) days after the receipt thereof by any of the Companies. The Companies shall promptly take all actions necessary to prevent the imposition of any Liens on any of their properties arising out of or related to any environmental matters.

               (b) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "Remedial Work") with respect to any real property owned, operated or leased by the Companies is required to be performed by the Companies under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor on, about, under or within the property (or any portion thereof), the Companies shall within 30 days after written demand for performance thereof by Lenders (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence during and after such 30-day period diligently prosecute to completion, all such Remedial Work unless the requirement to perform such Remedial Work is being contested in good faith by the Companies.

         7.10  Collateral Records.

         The Borrowers agree to promptly execute and deliver to the Lenders, from time to time, solely for the Lenders' convenience in maintaining a record of the Collateral, such written statements and schedules as the Lenders may reasonably require, including without limitation those described in Section 7.1 of this Agreement, designating, identifying or describing the Collateral pledged to the Lenders. If any of the Borrowers fail, however, to promptly give the Lenders such statements or schedules, such failure shall not affect, diminish, modify or otherwise limit the Lenders' security interests in the Collateral. In addition, upon the Lenders' reasonable request, the Borrowers will make available to the Lenders copies of agreements with, or purchase orders from, the customers of the Borrowers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Collateral as the Lenders may reasonably require. Failure to provide the Lenders with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Borrowers hereby authorizes the Lenders to regard their printed names or rubber stamps signatures on assignment schedules or invoices as the equivalent of a manual signature by such Person's authorized officers or agents.

         7.11  Security Interests.

         The Borrowers will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein which claims or demands are in excess of $150,000 or otherwise affect a material portion of the Collateral provided, however, that the failure to be successful in such defense shall only be an Event of Default hereunder to the extent set forth in Section 9.1(g) below). The Borrowers agree to comply with the requirements of all state and federal laws in order to grant to the Lenders valid and perfected security interests in the Collateral (other than Collateral located outside the United States), subject only to prior Liens permitted pursuant to Section 8.4 hereof and Permitted Liens prior to Lenders' security interest by operation of law, and except to the extent the Lenders' Lien in cash held by the Borrowers as petty cash or till cash in the ordinary course of their businesses consistent with past practices shall not remain perfected. Without limiting the generality of the foregoing, the Borrowers shall promptly, upon the request of the Lenders, at the Borrowers' expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Ancillary Documents or otherwise deemed by the Lenders necessary or reasonably desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby to the extent required by the immediately preceding sentence. The Lenders are hereby authorized by the Borrowers to file any financing statements covering the Collateral whether or not the Borrowers' signatures appear thereon. The Borrowers agree to do whatever the Lenders may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Lenders' custodians; keeping stock records; using best efforts to obtain waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien on the Collateral; and performing such further acts as the Lenders may reasonably require in order to effect the purposes of this Agreement and the other Transaction Documents. Any and all fees, costs and expenses, of whatever kind and nature (including any Taxes, attorneys' fees or costs for insurance of any kind), which Lenders may incur with respect to the Collateral or the Obligations under the Transaction Documents; in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with the Borrowers under this Agreement or any other Transaction Document, shall be borne and paid by the Borrowers. If same are not promptly paid by the Borrowers, the Lenders may pay same on the Borrowers' behalf, and the amount thereof shall be an Obligation secured under the Ancillary Documents and due to the Lenders on demand.

         The Borrowers will cause to be delivered to the Lenders title insurance policies, in a form satisfactory to the Lenders, with respect to the Deeds of Trust delivered hereunder at the Closing or as soon as practicable after the Closing.

         7.12  Taxes.

         The Companies agree to pay, when due, all Taxes lawfully levied or assessed against any of the Borrowers or any of the Collateral; provided,
                                                                --------
however, that, unless such Taxes have become a federal tax Lien or ERISA Lien on
-------
any of the assets of such Person, no such Tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as reflected on the audited financial statements for the relevant fiscal year in accordance with GAAP, and, to the extent such reserves shall be taken thereafter, consistent with the Companies' past practices.

         7.13  Collection of Accounts.

         Unless an Event of Default has occurred and shall not have been waived, the Companies may and will enforce and collect in accordance with its credit and collection policy, all amounts owing on the Accounts, for the Lenders' benefit and on the Lenders' behalf, but at the Companies' expense in accordance with the provisions of Section 12.1 hereof; such privilege shall terminate automatically, however, upon the occurrence and during the continuance of any Event of Default after notice from the Lenders. No checks, drafts or other instruments received by the Lenders shall constitute final payment unless and until such instruments have actually been collected.

         7.14  Change of Control.

         Upon the occurrence of a Change of Control (such date being the "Change of Control Trigger Date"), each Lender will have the right to require the Borrowers to immediately prepay, in whole or in part, the Term Loans, plus accrued and unpaid interest to the date fixed for such prepayment (including, without limitation, any deferred interest), together with any other fees, costs or expenses accrued or incurred to such date.

         7.15  Trademarks.

         The Companies shall do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights unless any of the foregoing is no longer in use or is of immaterial value. Promptly after obtaining any federal registration of any trademark, trade name or other trade right or the filing of any application therefor, the Borrowers shall deliver to the Lenders an undated Trademark Security Agreement, executed in blank, with respect to each such registration and application.

         7.16  Patents.

         The Companies shall do and cause to be done all things necessary to preserve and keep in full force and effect all patents and patent applications unless any instrument evidencing any of the foregoing is no longer in use or of immaterial value. Promptly after obtaining any federal registration of any patent or the filing of any application therefor, the Borrowers shall deliver to the Lenders an undated Patent Security Agreement, executed in blank, with respect to each such registration or application.

8.       NEGATIVE COVENANTS.

         In order to induce the Agent and the Lenders to enter into this Agreement and to induce Lender to make the Term Loan as contemplated hereby, the Companies covenant and agree that the Companies shall perform all covenants in this Section 8 and shall cause all its Subsidiaries to perform all covenants in this Section 8.

         8.1   Debt and Guarantees.

         The Companies shall not create, incur, assume or permit to be outstanding and shall not allow any Subsidiary to create, incur, assume or permit to be outstanding, any Debt other than:

               (a)      Debt incurred pursuant to this Agreement;

               (b)      Debt outstanding on the Closing Date and identified on
Schedule 8.1;

               (c)      Debt incurred under the 11 1/4% Senior Subordinated
Notes;

               (d) Refinancing of Debt with respect to Debt that was incurred prior to the date hereof and identified on Schedule 8.1; provided, however, that
                                                         --------  -------
(i) the principal amount of the Debt refinanced (plus the amount of fees, costs, and expenses incurred and the amount of any premium, penalties, breaking costs and other similar amounts required to be paid, in connection with such refinancing pursuant to the terms of the instrument governing the Debt being refinanced) shall (i) not be greater than the amount of the Debt being refinanced, (ii) not extend the maturity date of the Debt being refinanced,
(iii) have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Debt being refinanced (iv) rank no more senior than the Debt being refinanced, and (v) contain terms and conditions at least as favorable to the Companies as the terms and conditions of the Debt being refinanced;

               (e) Old Trade Payables provided that the amount of Old Trade Payables outstanding at any time does not exceed $100,000.

               (f) The New Intercompany Note permitted by Section 8.12 of this Agreement.

Companies will not, and will not permit any Subsidiary to refinance, amend, restructure, reconstitute, replace or otherwise alter any term, covenant, condition or provision of any instrument evidencing any Debt outstanding on the Closing Date (including, without limitation, any Intercompany Note) other than to refinance such Debt as permitted pursuant to Section 8.1(d) above.

         8.2   Restricted Payments.

         The Companies will not, and will not permit any Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on their capital stock or to the holders of their capital stock (other than dividends or distributions payable in their capital stock or dividends or distributions (or series of dividends of distributions) made by a Company to a Borrower) or (ii) redeem, repurchase or otherwise acquire or retire for value, or permit any Subsidiary to, directly or indirectly, redeem, purchase or otherwise acquire or retire for value, any such capital stock (except shares acquired upon the conversion thereof into other shares of capital stock or rights to acquire such capital stock, odd lot shares, and except for the repurchase or acquisition of such capital stock held by directors, officers or employees of any of the Borrowers upon death, disability, retirement or termination of employment not to exceed $100,000 in the aggregate in any fiscal year) or rights to acquire such capital stock, or (iii) directly or indirectly redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled or mandatory maturity, scheduled or mandatory repayment or scheduled sinking fund payment (after giving effect to the exercise of any and all unconditional (other than as to the giving of notice) options to extend the maturity), Debt of the Companies (other than Term Loans pursuant to this Agreement or as set forth in the Section 4.20 (Use of Proceeds) of this Agreement and the schedule related thereto).

         8.3   Investments.

         The Companies will not make or acquire any Investment in any Person and will not permit any Subsidiary to make or acquire any Investment in any Person other than:

               (a)      Investments by one Borrower in another Borrower;

               (b)      Permitted Investments;

               (c) Investments consisting of purchase money notes received in connection with the sale or disposition of any asset, provided that such sale or disposition was made in accordance with the terms of this Agreement; and

               (d) Investments in Foreign Subsidiaries which Investments are either existing on the Closing Date and disclosed on Schedule 8.3 or permitted pursuant to Section 8.12 hereof and evidenced by the New Intercompany Note (which New Intercompany Note shall be pledged to the Lenders under the Transaction Documents).

         8.4   Negative Pledge.

         The Borrowers will not and will not permit any Subsidiary to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it and will not permit any Subsidiary to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

               (a)  Liens existing on the Closing Date and listed in Schedule
4.15 hereto securing Debt outstanding on the Closing Date;

               (b) any Lien arising pursuant to any order of attachment, distain or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP have been set aside;

               (c)  Liens created by and existing under the Ancillary Documents;

               (d)  any Permitted Liens; and

               (e) any extension, renewal or substitution of or for any of the foregoing Liens described in clauses (a) and (d) above or this clause (e); provided in each case that (i) the Debt or other obligation or liability secured by the applicable Lien shall not exceed the Debt or other obligation or liability existing immediately prior to such extension, renewal, or substitution and (ii) the Lien securing such Debt or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or substitution, secured such Debt or other obligation or liability, and improvements on or additions to such property.

         8.5   Consolidations, Mergers and Sales of Assets.

               (a) The Companies may not and will not permit any Subsidiary to complete (or agree to complete) an Asset Disposition unless (i) prior to such Asset Disposition, Borrowers have received the written consent of the Agent and
(ii) Borrowers apply the Net Cash Proceeds from such Asset Disposition in accordance with Section 6.2 of this Agreement.

               (b) The Companies shall continue to maintain the operating integrity of their businesses and shall continue to operate only in the same general types of businesses as now conducted thereby and reasonable extensions thereof, and shall continue to preserve, renew and keep in full force and effect, their corporate existences and all material rights, privileges and franchises necessary or desirable in the normal conduct of their businesses.

               (c) The Companies will not and will not permit any Subsidiary to merge with or into any other Person.

         8.6   Capital Expenditures.

         Consolidated Capital Expenditures shall not, for each of the periods ending on the dates set forth below, exceed:

                             Prior to Aeromet Sale

         Period Ended                                      Capital Expenditure
         ------------                                      -------------------
         3 months ended 8/31/01                             $1,100,000
         6 months ended 11/30/01                             2,200,000
         9 months ended 2/28/02                              3,300,000
         12 months ended 5/31/02                             4,400,000
         12 months ended 8/31/02                             4,800,000
         12 months ended 11/30/02                            5,200,000
         12 months ended 2/28/03                             5,200,000

                             After the Aeromet Sale

         Period Ended                                      Capital Expenditure
         ------------                                      -------------------
         3 months ended 8/31/01                             $  600,000
         6 months ended 11/30/01                             1,100,000
         9 months ended 2/28/02                              1,700,000
         12 months ended 5/31/02                             2,200,000
         12 months ended 8/31/02                             2,600,000

         12 months ended 11/30/02                            3,000,000
         12 months ended 2/28/03                             3,000,000


; provided, however, that to the extent the actual Consolidated Capital
  --------  -------
Expenditures in any period are less than the maximum permitted amount of Consolidated Capital Expenditures set forth above for such period (such difference shall hereinafter be referred to as the "Unused Capital Expenditures"), the Companies may make additional Consolidated Capital Expenditures in the immediately succeeding period (the "Immediately Succeeding Period") equal to the lesser of: (i) the Unused Capital Expenditures and (ii) 50% of the maximum permitted amount of Consolidated Capital Expenditures for the period during which the excess occurred (such lesser amount referred to herein as the "Additionally Permitted Expenditure"), provided that the Additionally Permitted Expenditure may be made only if the Companies have made Consolidated Capital Expenditures in the Immediately Succeeding Period equal to the maximum amount of Consolidated Capital Expenditures permitted in such Immediately Succeeding Period. In addition, five (5) days prior to the consummation of the Aeromet Sale, the Companies shall certify to the Lenders that the Companies (other than Aeromet) would have satisfied the Consolidated Capital Expenditures test set forth in the "After Aeromet Sale" column, for the immediately preceding period or if such sale occurs on or prior to August 31, 2001, shall satisfy the Consolidated Capital Expenditures test for the 3 months ended 8/31/01.

         8.7   Minimum EBITDA.

         The Companies shall not permit EBITDA for each of the periods ending on the dates set forth below to be less than the amount set forth for such period:

                             Prior to Aeromet Sale

         Period Ended                                           Minimum EBITDA
         ------------                                           --------------
         3 months ended 8/31/01                                   $ 1,900,000
         6 months ended 11/30/01                                    4,300,000
         9 months ended 2/28/02                                     7,100,000
         12 months ended 5/31/02                                   10,200,000
         12 months ended 8/31/02                                   10,400,000
         12 months ended 11/30/02                                  10,500,000
         12 months ended 2/28/03                                   10,600,000

                              After Aeromet Sale

         Period Ended                                           Minimum EBITDA
         ------------                                           --------------
         Any month ended on or prior to 5/31/01
                                                                  $         0
         2 months ended 6/30/01                                       250,000
         3 months ended 7/31/01                                       500,000
         3 months ended 8/31/01                                       800,000
         6 months ended 11/30/01                                    2,200,000
         9 months ended 2/28/02                                     3,900,000
         12 months ended 5/31/02                                    5,900,000
         12 months ended 8/31/02                                    6,000,000

         12 months ended 2/28/03                                    6,000,000


In addition, five (5) days prior to the consummation of the Aeromet Sale, the Companies shall certify to the Lenders that the Companies (other than Aeromet) would have satisfied the Minimum EBITDA Covenant set forth in the "After Aeromet Sale" column, for the immediately preceding period.

         8.8   EBITDA/Covenant Interest.

         The Companies shall not permit the ratio of EBITDA to Covenant Interest for each of the periods ending on the dates set forth below to be less then the following:

                             Prior to Aeromet Sale

         Period Ended                                  EBITDA/Covenant Interest
         ------------                                  ------------------------
         3 months ended 8/31/01                                  2.4:1
         6 months ended 11/30/01                                 2.7:1
         9 months ended 2/28/02                                  3.0:1
         12 months ended 5/31/02                                 3.2:1
         12 months ended 8/31/02                                 3.2:1
         12 months ended 11/30/02                                3.3:1
         12 months ended 2/28/03                                 3.3:1

                            After the Aeromet Sale

         Period Ended                                  EBITDA/Covenant Interest
         ------------                                  ------------------------
         3 months ended 8/31/01                                  1.0:1
         6 months ended 11/30/01                                 1.4:1
         9 months ended 2/28/02                                  1.6:1
         12 months ended 5/31/02                                 1.9:1
         12 months ended 8/31/02                                 1.9:1
         12 months ended 11/30/02                                1.9:1
         12 months ended 2/28/03                                 1.9:1


In addition, five (5) days prior to the consummation of the Aeromet Sale, the Companies shall certify to the Lenders that the Companies (other than Aeromet) would have satisfied the EBITDA/Covenant Interest ratio set forth in the "After Aeromet Sale" column, for the immediately preceding period or if the Aeromet Sale occurs on or prior to August 31, 2001, shall satisfy the EBITDA/Covenant Interest ratio for the 3 months ended August 31, 2001.

         8.9   Covenant Debt/EBITDA.

         The Borrowers shall not permit the ratio of Covenant Debt to EBITDA to be less then the following:

                                            Prior to Aeromet Sale

         Period Ended                                                               Ratio
         ------------                                                               -----
         3 months ended 8/31/01                                                     11.1:1
         6 months ended 11/30/01                                                     4.9:1
         9 months ended 2/28/02                                                      3.0:1
         12 months ended 5/31/02                                                     2.1:1
         12 months ended 8/31/02                                                     2.0:1
         12 months ended 11/30/02                                                    2.0:1
         12 months ended 2/28/03                                                     2.0:1
                                            After Aeromet Sale

         Period Ended                                                               Ratio
         ------------                                                               -----
         3 months ended 8/31/01                                                     16.3:1
         6 months ended 11/30/01                                                     6.2:1
         9 months ended 2/28/02                                                      3.5:1
         12 months ended 5/31/02                                                     2.3:1
         12 months ended 8/31/02                                                     2.3:1
         12 months ended 11/30/02                                                    2.3:1
         12 months ended 2/28/03                                                     2.3:1

In addition, five (5) days prior to the consummation of the Aeromet Sale, the Companies shall certify to the Lenders that the Companies (other than Aeromet) would have satisfied the Covenant Debt/EBITDA ratio set forth in the "After Aeromet Sale" column, for the immediately preceding period or if the Aeromet Sale occurs on or prior to August 31, 2001, shall satisfy the Covenant Debt/EBITDA ratio for the 3 months ended August 31, 2001.

         8.10     Minimum Accounts Receivable and Inventory

         The Companies shall not permit their Consolidated Working Assets to be less than $36,700,000 at any time prior to the Aeromet Sale and after the Aeromet Sale shall not permit Consolidated Working Assets to be less than $20,000,000 at any time.

         8.11     Transactions with Affiliates.

         Other than the payments permitted pursuant to Section 8.12 and transactions between or among Borrowers the Companies will not directly or indirectly, and will not permit any Subsidiary, directly or indirectly to, pay any funds to or for the account of, make any Investment (whether by acquisition of stock or indebtedness, by contributions of capital, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any other transaction with, or render to or receive any service from, any Affiliate other than as set forth on Schedule 4.23 hereof.

         The foregoing restrictions shall not apply to reasonable fees paid to and indemnity provided on behalf of the Directors and officers of the Borrowers in the ordinary course of business and consistent with past practices.

         8.12     Restrictions on Foreign Subsidiary Support.

         The Borrowers will not permit to exist any open account sales, transfers by the Borrowers of goods of any kind, loans, capital contributions or any other financial support, and will not permit any of their United States Subsidiaries to do any of the foregoing, to any Foreign Subsidiary other than a one-time payment of up to $2,300,000 to Aeromet International PLC, to be made within 90 days of the Closing Date and evidenced by the New Intercompany Note which shall be pledged to the Lenders.

         8.13     Environmental Matters.

         Except in the ordinary course and in material compliance with applicable law, the Companies will not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about any real property owned, operated or leased by the Companies or transport to or from any such property, any Hazardous Substance, or (to the extent within the Companies' control) permit any other person to do so, where such could reasonably be expected to have a Material Adverse Effect.

         8.14     Amendments to Certificates of Incorporation and By-Laws.

         The Companies shall not alter or modify their respective Articles or Certificate of Incorporation or By-Laws or other organizational documents in any manner which could reasonably be expected to have a Material Adverse Effect. The Companies shall not change any of their corporate names, mailing addresses, principal places of business or structures, unless they shall have complied with the requirements of Section 7.5 hereof.

         8.15     No Prohibited Transactions Under ERISA.

         The Companies shall not do any of the following if such action could reasonably be expected to result in the Companies incurring a liability, individually or in the aggregate equal to or in excess of $300,000:

                  (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could result in a civil penalty or excise tax described in Sections 502(i) of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

                  (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

                  (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                  (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan;

                  (e) fail, or permit any ERISA Affiliate to fail, to make any required contribution or payment to any Multiemployer Plan;

                  (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

                  (g) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that any Borrowers or any ERISA Affiliate is required to provide security to such Benefit Plan under Section 401(a)(29) of the Code; or

                  (h) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan.

         8.16     No Additional Bank Accounts.

         The Borrowers will not directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the accounts set forth on Schedule 8.16, except to the extent the Borrowers shall give Lenders prior written notice thereof and such account is subject to a Blocked Account Agreement.

         8.17     No Additional Subsidiaries.

         The Companies will not, directly or indirectly, form or acquire any new Subsidiaries or purchase or otherwise acquire all or substantially all of the assets of any Person.

9.       EVENTS OF DEFAULT.

         9.1      Events of Default.

         The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

                  (a) failure of the Borrowers to pay any principal when due, whether at stated maturity, by acceleration or otherwise;

                  (b) failure of the Borrowers to pay any interest, fees or expenses or other Obligations when due, whether at stated maturity, by acceleration or otherwise and such failure shall continue for a period of five
(5) days;

                  (c)

                      (i) failure of the Companies to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 4.20, 8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11,
         8.12 and 8.16;

                           (ii) failure of the Companies to perform, comply with or observe any term, covenant or agreement applicable to it in
         Section 7.1(f) or (g) and the failure shall continue unremedied until two (2) Business Days after a senior officer of any of the Companies knowledgeable of the requirements of this Agreement (including, without limitation, the chief financial officer or controller or chief accounting officer of Pacific Aerospace) knows of such failure;

                           (iii) failure of the Companies to perform, comply with or observe any term, covenant or agreement applicable to it in Sections 7 or 8 hereof (other than a provision covered by subparagraphs
         (i) or (ii) above) and the failure shall continue unremedied for five
         (5) Business Days after the delivery by the Agent of notice to Pacific Aerospace of such failure;

                       (d) breach by the Companies of any representation or warranty contained in this Agreement (other than under a provision covered by subsection (a) or (b) above), the other Transaction Documents or any other agreement, document, instrument or certificate among the Companies and the Lenders or executed by the Companies in favor of Lenders, which breach or failure shall continue unremedied more than ten (10) Business Days after the Agent' delivery of notice to Pacific Aerospace of such breach (such grace period to apply only to the extent such breach or failure is curable within such ten
(10) Business Day period);

                       (e) (i) the Companies shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any of the Companies shall make a general assignment for the benefit of creditors; or (ii) there shall be commenced against any of the Companies any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for 60 days after the entry thereof; or
(iii) there shall be commenced against the Companies or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distain or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal for 60 days;

                       (f) a default shall have occurred under any Transaction Document;

                       (g) the Companies shall (i) default in any payment of principal of or interest on any Debt or in the payment of any Guarantee the aggregate principal amount of the series of Debt under which such Debt is issued and the aggregate principal amount of the obligation guaranteed by such Guarantee equals or exceeds $200,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Debt or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity or such Guarantee to become due prior to its stated maturity or such Guarantee to become payable;

                  (h) (i) any material covenant, agreement or obligation of any party contained in or evidenced by any of the Transaction Documents shall cease to be enforceable in accordance with its terms, or any of the Companies (other than Lenders) shall deny or disaffirm its obligations under any of the Transaction Documents, or Transaction Document shall be cancelled, terminated, revoked or rescinded without the express prior written consent of Lenders, (ii) any of the Transaction Documents shall cease for any reason to be in full force and effect (other than in accordance with the terms hereof or thereof) or any action or proceeding shall have been commenced by any Person (other than other than Lenders) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Transaction Document, (iii) any court or other governmental authority shall issue a final judgment, order, decree or ruling for the payment of money (a "Judgment") and such Judgment is in an amount (determined after an allowance for the application of any insurance proceeds to such Judgment) in excess of $200,000 and enforcement proceedings shall have been commenced upon any such Judgment or any such Judgment shall remain unpaid after a period of ten
(10) consecutive days during which a stay of such enforcement of any such Judgment, including, without limitation, by reason of a pending appeal or otherwise, shall not be in effect, or (iv) any security interest or lien purported to be created by the Ancillary Documents shall cease to be valid and (to the extent required by the Ancillary Documents) perfected or the Borrowers shall so have asserted, except that the failure of any security interest or lien purported to be created by the Ancillary Documents to be valid and perfected shall not in itself constitute a default hereunder if the value of the Collateral purported to be covered thereby is, in the aggregate, not in excess of $200,000;

                  (i) Pacific Aerospace shall have failed to file with the SEC the registration statement relating to the Underlying Common Stock within 30 days of the Closing Date, or such registration statement shall have failed to have been declared effective by the SEC, in either case, on or prior to the 150/th/ day after the Closing Date; and

                  (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or part.

         9.2      Acceleration.

         Upon the occurrence of an Event of Default which has not been waived by the Lenders, by delivery of written notice to the Borrowers, the Agent, may, take any or all of the following actions, without prejudice to the rights of the Lenders to enforce their claims against the Borrowers: declare all or any part of the Obligations hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(d) hereof, in which case all such Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of Majority Lenders or the Agent.

         If at any time after acceleration of the Obligations hereunder, the Borrowers shall pay all arrears of interest and all payments on account of principal of such Term Loan Notes which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on such Term Loan Notes and other Obligations hereunder due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Borrowers, the Agent may elect, in its sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Majority Lenders or the Agent to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

         9.3      Remedies on Default.

         Immediately upon the occurrence of any Event of Default which has not been waived by the Majority Lenders, the Agent or any agent designated by the Agent may:

                  (a) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use (at the expense of the Borrowers) such of the supplies or space of the Borrowers at the Borrowers' place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon;

                  (b) bring suit, in the name of the Borrowers or the Lenders and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Borrowers or Lenders;

                  (c) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and Agent may, on behalf of the Lenders bid at any such sale, free from any right of redemption, which right is hereby expressly waived by the Borrowers;

                  (d) foreclose the security interests created pursuant to the Transaction Documents by any available judicial procedure, or to take possession of any or all of the Inventory and equipment without judicial process and enter any premises where any Inventory and equipment may be located for the purpose of taking possession of or removing the same;

                  (e) revise, update, amend and otherwise complete the Trademark Security Agreement as the Agent may determine to be necessary or desirable to, and file, record and register any or all of the Trademark Security Agreement and Patent Security Agreement with the

United States Patent and Trademark Office in order to assign and transfer the trademarks and patents covered thereby to any Person, including, without limitation, the Lenders; and

                  (f) direct the Borrowers not to make any payment to the holders of the Subordinated Notes, whether such payment is in respect of principal, premium or interest that would otherwise be due and payable to the holders of the Subordinated Notes.

         The Agent shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Inventory and equipment, whether in its then condition or after further preparation or processing, in the name of the Borrowers or Lenders, or in the name of such other party as the Lenders may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and Agent or any Lender shall have the right to purchase at any such sale. If any Inventory and equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and equipment in such saleable form as Agent shall deem appropriate.

         The Borrowers agree, at the request of the Agent, to assemble the Inventory and equipment and to make it available to the Agent at places which the Agent shall select, whether at the premises of the Borrowers or elsewhere, and to make available to the Agent the premises and facilities of any of the Borrowers for the purpose of the Agent taking possession of, removing or putting the Inventory and equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that five (5) days notice shall constitute reasonable notification and full compliance with the law. The Agent shall be entitled to use all Proprietary Rights and computer software programs and databases used by the Borrowers in connection with their respective businesses or in connection with the Collateral.

         The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied ratably to the payment of the Lender Obligations, whether due or to become due, in such order as the Agent may elect. The Borrowers shall remain liable to Lenders for any deficiencies, and Lenders in turn agree to remit to the Borrowers or its successors or assigns, any surplus resulting therefrom to the extent any such surplus is paid to the Lenders and they have the legal right to retain it.

         The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

10.      SUCCESSORS AND ASSIGNS.

         10.1     General.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) the Companies may not assign their rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Article 10.

         10.2     Assignments.

         In compliance with applicable laws with respect to such assignment, a Lender may assign to one or more Persons (each a "Successor Lender") a proportionate part of its rights and obligations in connection with this Agreement and its Term Loan Note and the related Transaction Documents and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender substantially in the form of Exhibit J attached hereto. In addition, any Lender may at any time grant
        ---------
or offer to grant to one or more Person ("Credit Participants") participating interests in such Lender's rights and obligations in this Agreement, its Term Loan Note and the related Transaction Documents. In the case of a participation, Borrowers shall be entitled to only deal with the Lenders.

         10.3     Assignment Procedures

         In the event of an assignment in accordance with Section 10.2 such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Transaction Documents with an interest therein as set forth in such assignment, and such assignor making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender and the Borrowers shall make appropriate arrangements so that, if required, a new Term Loan Note is issued to the Successor Lender and a replacement Term Loan Note is issued to the assigning Lender in principal amounts reflecting their respective revised interests.

         10.4     Register.

         The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender, and (iii) the amounts of the Term Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         10.5     Further Assurances.

         The Companies shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

11.      THE AGENT.

         11.1     Authorization and Action.

         Each Lender hereby appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Transaction Documents (including, without limitation, enforcement or collection of the Term Loan Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be
                          --------  -------
required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Transaction Documents or applicable law. Subject to the foregoing provisions and to the other provisions of this Article 11, the Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Lender Obligations; (b) hold (or designate a custodian to hold) and apply any collateral for the Lender Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Transaction Documents; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Transaction Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 14.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Lender Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of the Borrowers' Indebtedness hereunder, act at the direction of the Majority Lenders to exercise the rights of the Lenders hereunder and under the other Transaction Documents.

         11.2     Agent's Reliance, Etc.

         Neither the Agent nor any of its directors, officers, agents, partners, advisers or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the
Agent: (a) may treat the payee of any Term Loan Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Article 10 hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Borrowers or any other Person or to inspect the property (including the books and records) of the Borrowers or any other Person;

(e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; (f) shall incur no liability for its failure to perfect or adequately protect the collateral granted to the Lenders pursuant to this Agreement and the other Transaction Documents and (g) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.

         11.3     Agent as a Lender.

         With respect to its interest in the Term Loans hereunder, if any, DDJ Capital Management, LLC shall have the same rights and powers under this Agreement and the other Transaction Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include DDJ Capital Management, LLC in its individual capacity. DDJ Capital Management, LLC and its affiliates may lend money to, and generally engage in any kind of business with, the Borrowers, any of the Borrowers' Affiliates and any Person who may do business with or own securities of the Borrower or any such Affiliate of the Borrowers, all as if DDJ Capital Management, LLC were not the Agent and without any duty to account therefor to the Lenders.

         11.4     Lender Credit Decision.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         11.5     Indemnification of Agent.

         Each Lender agrees to indemnify the Agent and its directors, officers, employees and agents (to the extent that the Agent is not reimbursed by the Borrowers), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or its directors, officers, partners, members, advisers, employees or agents in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Agent in such capacity under this Agreement; provided that no Lender shall be liable for any
                               --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Transaction Document, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

     11.6 Successor Agent.

     Except as provided below, the Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent), and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

     11.7 Amendment of Article 11.

     The Borrowers hereby agree that the foregoing provisions of this
Article 11 constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 11.6, the Borrowers are not a party to or bound by such foregoing provisions) and that any and all of the provisions of this Article 11 may be amended at any time by the Lenders without the consent or approval of, or notice to, the Borrowers (other than the requirement of notice to the Borrower of the resignation of the Agent and the appointment of a successor Agent).

12.  EXPENSES AND INDEMNIFICATION.

     12.1 Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Borrowers will pay all reasonable costs and expenses of Goodwin Procter LLP, special counsel to the Lenders, in connection with the preparation, execution and delivery of the Transaction Documents and the perfection of the Liens under the Ancillary Documents and all costs and expenses (including reasonable attorney's fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Lenders or the Agent in connection with the administration of the Transaction Documents and the Ancillary Documents, including (a) the costs and expenses of any amendments, waivers or consents under or in respect of this Agreement or the other Transaction Documents (whether or not such amendment, waiver or consent becomes effective), (b) the reasonable costs and expenses incurred in enforcing, exercising any remedies against any Collateral or defending (or determining whether or how to enforce or defend) any rights under this Agreement, or any of the other Transaction Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, or any of the other Transaction Documents, and (c) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Borrowers or in connection with any work-out, renegotiation or restructuring of the transactions contemplated hereby, and by the other Transaction Documents. The Borrowers will pay, and will save Lenders harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by Lenders).

     12.2 Indemnification.

          (a) In the event that the Agent or any Lender becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this Agreement or any other Transaction Document, the Borrowers will reimburse Lenders and the Agent for legal and other expenses (including the cost of any investigation and preparation) as they are incurred by Lenders and the Agent whether or not such investigation, litigation, or proceeding is brought by the Borrowers, its directors, shareholders or creditors or an Indemnified Party (as defined below), or an Indemnified Party is otherwise a party thereto. The Borrowers also agree to indemnify and hold harmless each Lender and their respective affiliates and their respective directors, officers, members, partners, advisers, members, employees and agents of such parties (the "Indemnified Parties") from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by this Agreement, unless and only to the extent that it shall be finally judicially determined by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted primarily from Lenders' gross negligence or willful misconduct and, in the event Lenders are found in any action, proceeding or investigation to have acted with gross negligence or willful misconduct, the Indemnified Parties shall repay to the Borrowers any portion of the amounts paid by the Borrowers pursuant to this paragraph that is attributable to such action which is the subject of such finding. The Indemnified Parties will promptly notify the Borrowers upon receipt of written notice of any claim or threat to institute a claim; provided that any failure by the Indemnified Parties to give such notice shall not relieve the Borrowers from the obligation to indemnify, the Indemnified Parties.

          (b) If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnified Parties in respect of which indemnity may be sought hereunder, the Borrowers shall be entitled to assume the defense thereof with counsel selected by the Borrowers (which counsel shall be reasonably satisfactory to such Indemnified Parties) and after notice from the Borrowers to such Indemnified Parties of its election so to assume the defense thereof, the Borrowers will not be liable to such Indemnified Parties hereunder for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation; provided that (i) if counsel for such Indemnified Parties determines in good faith that there is a conflict which requires separate representation for the Borrowers and such Indemnified Parties, or (ii) the Borrowers fail to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnified Parties in any such action, then in either such event such Indemnified Parties shall be entitled to select one primary counsel and, if necessary, one local counsel, of their own choice to represent such Indemnified Parties and the Borrowers shall not, or no longer, be entitled to assume the defense thereof on behalf of such

Indemnified Parties and such Indemnified Parties shall be entitled to indemnification for the reasonable expenses (including reasonable fees and expenses of such counsel) to the extent provided in the preceding paragraph. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Borrowers and any counsel designated by the Borrowers. Nothing contained herein shall preclude parties, at their own expense, from retaining additional counsel to represent such Indemnified Parties in any action with respect to which indemnity may be sought from the Borrowers hereunder. The Borrowers shall not be liable under this agreement for any settlement made by any Indemnified Parties without the Borrowers' prior written consent, which consent shall not be unreasonably withheld, and the Borrowers agree to indemnify and hold harmless any Indemnified Parties from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Borrowers. The Borrowers shall not settle any such claim or action without the prior written consent of the Indemnified Parties unless such settlement provides for a full release of claims against the Indemnified Parties.

          (c) If the indemnification provided for herein is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Borrowers, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Borrowers on the one hand and Lenders on the other from this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Borrowers on the one hand and Lenders on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

          (d) Notwithstanding any of the other provisions of this Section 12, the Borrowers shall not be required to indemnify any of the Indemnified Parties with respect to any losses, claims, damages and/or liabilities, joint or several, arising out of a breach by the Lenders (or by any Affiliate acting as a substitute pursuant to Section 9 herein) of the representations and warranties set forth in Section 5 herein.

     12.3 Survival.

     The obligations of the Borrowers under this Section 12 will survive the payment or transfer of any Term Loan, the enforcement, amendment or waiver of any provision of this Agreement, or any other Transaction Document, and the termination of this Agreement.

13.  ENTIRE AGREEMENT.

     All statements contained in any certificate or other instrument delivered by or on behalf of the Companies pursuant to this Agreement shall be deemed representations and warranties of the Companies under this Agreement. Subject to the preceding sentence, this Agreement, and the other Transaction Documents embody the entire agreement and understanding between the Lenders and the Companies and supersede all prior agreements and understandings relating to the subject matter hereof.

14.  AMENDMENT AND WAIVER.

     14.1 Actions by Lenders.

     Except as otherwise expressly set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 14.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrowers of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers and the Majority Lenders; provided, however, that without the written consent of all Lenders:

          (a) no reduction in the interest rates on or any fees relating to the Term Loans shall be made;

          (b) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Term Loans;

          (c)  no extension of the Term Loan Maturity Date shall be made;

          (d) no release of all or substantially all of the collateral security for, or any guarantor of, the Lender Obligations shall be made;

          (e) no change in the definition of the term "Majority Lenders" shall be made; and

          (f)  no change in the provisions of this Section 14.1 shall be made.

     14.2 Actions by Companies.

     No delay or omission on the Agent's or the Lenders' part in exercising their rights and remedies against the Companies or any other interested party shall constitute a waiver. A breach by the Companies of their obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section 14.1. The Agent's and the Lenders' waiver of the Companies' breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. To the extent permitted by applicable law, the Companies hereby agree to waive, and do hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Term Notes, (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Transaction Document, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Term Notes or any other Lender Obligation or (ii) under any other Transaction Document. No course of dealing between the Companies and the Agent or the Lenders shall operate as a waiver of any of the Agent's or the Lenders' rights under this Agreement or any Transaction Document or with respect to any of the Lender Obligations. This Agreement shall be amended only by a written instrument executed by the Agent and the Lenders in accordance with Section 14.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement and under all subsequent agreements between the Agent, the Lenders and the Companies shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Agent and the Lenders in law or at equity.

15.  NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to Agent, at 141 Linden Street, Wellesley, MA, 02482, Telecopier No. (781) 283-8555, Attention: Robert Hockett, Jackson Craig and Wendy Schnipper Clayton, Esq., with a copy to Goodwin Procter LLP, Exchange Place, Boston, MA 02109, Telecopier No. (617) 523-1231, Attention Laura Hodges Taylor, P.C., or at such other address(es) or to the attention of such other Person(s) as the Agent shall from time to time designate in writing to the Borrowers and the Lenders,

               (ii) if to any Lender, at the address set forth on Schedule I hereto (or in the case of a Successor Lender, at the address specified in the Assignment and Acceptance Agreement executed by such Success Lender) or at such address(es) as such Lender shall have specified to the Agent and Borrowers in writing, or

               (iii) if to the Borrowers, to the Borrowers c/o Pacific Aerospace & Electronics, Inc., at its address at 430 Olds Station Road, Wenatchee, WA 98801, Attention: President, Facsimile No. (509) 667-9696, or at such other address as the Borrowers shall have specified to the Agent in writing with a copy to: Sheryl A. Symonds, Pacific Aerospace & Electronics, Inc., 110 Main Street, Suite 100, Edmonds, WA 98020, Facsimile No. (425) 774-0103.

All notices and other communications provided for under this Section 14 will be deemed given and effective only when actually received.

16.  REPRODUCTION OF DOCUMENTS.

     This Agreement, each of the other Transaction Documents and all documents relating thereto, including, without limitation, (a) amendments, waivers and consents of this Agreement that may hereafter be executed, (b) documents received by Lenders at the Closing (except the Term Loan Notes themselves) and
(c) financial statements, certificates and other information previously or hereafter furnished to Lenders, may be reproduced by Lenders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Lenders may destroy any original document so reproduced. The Companies agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Lenders in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 16 shall not prohibit the Companies, the Agent or any Lender from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

17.  CONFIDENTIAL INFORMATION.

     For the purposes of this Section 17, "Confidential Information" means materials, documents and other information delivered to Lenders by or on behalf of the Companies in connection with the transactions contemplated by or otherwise pursuant to this Agreement, whether before or after the Closing, that is proprietary in nature and that was, prior to the Closing clearly marked or orally represented, and, after the Closing, is clearly marked or labeled or otherwise adequately identified when received by Lenders as being confidential information of the Companies, provided that such term does not include information that (a) was publicly known or otherwise known to Lenders prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Lenders or any person acting on Lenders' behalf in violation of this Section 17, (c) otherwise becomes known to Lenders other than through disclosure by the Companies or (d) constitutes financial statements delivered to Lenders under Section 4.4 that are otherwise publicly available. Lenders will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Lenders in good faith to protect confidential information of third parties delivered to Lenders, provided that Lenders may deliver or disclose Confidential Information to (i) Lenders' directors, officers, members, partners, advisors, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by Lenders' Notes) who agree to keep such information confidential or are otherwise bound by a duty of confidentiality with respect to the disclosure of such information, (ii) Lenders' financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 17, (iii) any other Lender, (iv) any Institutional Investor to which Lenders sells or offers to sell such Term Loan Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 17), (v) any Person from which Lenders offer to purchase any security of the Companies (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 17), (vi) any federal or state regulatory authority having jurisdiction over Lenders or their advisors, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about Lenders' investment portfolio or any other regulatory authority, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to Lenders, (B) in response to any subpoena or other legal process provided, however that the Lenders shall cooperate with the Companies if the Companies seek to have such information requested pursuant to such subpoena or other legal process subject to a protective order, (C) in connection with any litigation to which Lenders are a party or (D) if an Event of Default shall have occurred and be continuing, to the extent Lenders may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Term Loan Notes, this Agreement and the other Transaction Documents. Each Lender, by its acceptance of a Term Loan Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 17 as though it were an original party to this Agreement. On the reasonable request of the Companies in connection with the delivery to any Lender of information required to be delivered to such Lender under this Agreement or requested by such lender (other than a lender that is a party to this Agreement or its nominee), such lender will enter into an agreement with the Companies embodying the provisions of this Section 17.

     The Companies hereby agree that in the event the Confidential Information received prior to the Closing Date does not become generally available prior to the date that is 90 days from the Closing Date (the "Release Date"), then, at the request in writing signed by the Lender, the Companies agree to make, within 3 days of such request (but in no event prior to the Release Date) the required public disclosure of the minimum amount of such Confidential Information reasonably believed by the Companies to be necessary to entitle a Lender to purchase and sell the Companies' debt and equity securities. Notwithstanding the foregoing, the Companies shall not be obligated to publicly disclose (i) any Confidential Information obtained by Lenders from a third person who is bound by a confidentiality agreement with, or other obligation of secrecy to, the Companies, or (ii) any information that is proprietary in nature. If the Companies fail to make the public disclosure required by this paragraph, the Lenders are authorized to publicly disclose the Confidential Information; provided, however, that at least two business days prior to such public disclosure, the Lenders' counsel shall submit a draft thereof to the Companies' counsel and will accept any comments to the draft that the Companies' counsel and financial advisors may reasonably believe are required within one business day after receipt of the same, it being understood and agreed that such public disclosure will contain the minimum amount of any such Confidential Information reasonably believed by the Lenders' counsel to be necessary to entitle a Lender to buy and sell the Companies' debt and equity securities and will not include any information that is proprietary in nature.

18.  MISCELLANEOUS

     18.1 Payments Due on Non-Business Days.

     Anything in this Agreement to the contrary notwithstanding, any payment of principal of, or interest on, any that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     18.2 Satisfaction Requirement.

     Except as otherwise provided herein, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Lenders or to the Agent, the determination of such satisfaction shall be made by Lenders or the Agent, as the case may be, in the sole and exclusive judgment (exercised reasonably and in good faith) of the Person or Persons making such determination.

     18.3 Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     18.4 Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     18.5 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     18.6 Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     18.7 Consent to Jurisdiction.

          (a) The Companies hereby irrevocably submit to the jurisdiction of any Commonwealth of Massachusetts or Federal court sitting in Boston, Massachusetts, Suffolk County, in any action or proceeding arising out of or relating to this Agreement and the Companies hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Commonwealth of Massachusetts court or such Federal court. The Companies hereby irrevocably waive, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Companies hereby irrevocably consent to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Companies, at its address specified in
Section 15 or by any other method permitted by law. The Companies agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

          (b) Nothing in this Section 17.7 shall affect the right of any Lenders to serve legal process in any other manner permitted by law or affect the right of any such lender to bring any action or proceeding against the Companies or its property in the courts of other jurisdictions.

     18.8 Waiver of Jury Trial.

     EACH OF THE COMPANIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE TRANSACTION DOCUMENTS OR THE ACTIONS OF ANY LENDER OR THE AGENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, the Borrowers, the Agent and the Lenders have caused this Agreement to be duly executed by their duly authorized officers ad of the date set forth above.

                                        BORROWERS:



                                        PACIFIC AEROSPACE &
                                        ELECTRONICS, INC.



                                        By:   /s/ Donald A. Wright
                                           ----------------------------------

                                           Name:  Donald A. Wright

                                           Title: President and Chief Executive
                                                  Officer


                                        AEROMET AMERICA, INC.


                                        By:    /s/ Donald A. Wright
                                           ----------------------------------

                                           Name:  Donald A. Wright

                                           Title: Executive Vice President


                                        BALO PRECISION PARTS, INC.


                                        By:   /s/ Donald A. Wright
                                           ----------------------------------

                                           Name:  Donald A. Wright

                                           Title: Executive Vice President


                                        CASHMERE MANUFACTURING CO., INC.


                                        By:  /s/ Donald A. Wright
                                           ----------------------------------

                                           Name:  Donald A. Wright

                                           Title: Executive Vice President

                                           CERAMIC DEVICES, INC.



                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title: Executive Vice President


                                           ELECTRONIC SPECIALTY CORPORATION



                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title: Executive Vice President


                                           NORTHWEST TECHNICAL INDUSTRIES, INC.



                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title: Executive Vice President


                                           PACIFIC COAST TECHNOLOGIES, INC.


                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title: Executive Vice President


                                           SEISMIC SAFETY PRODUCTS, INC.


                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title: Executive Vice President

                                           SKAGIT ENGINEERING &
                                           MANUFACTURING, INC.


                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title: Executive Vice President


                                           PA&E INTERNATIONAL, INC.


                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title: President


                                           FOREIGN SUBSIDIARIES:




                                           PACIFIC A&E LIMITED



                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title:  Director


                                           PACIFIC AEROSPACE & ELECTRONICS
                                           (UK) LIMITED.


                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title: Director

                                           AEROMET INTERNATIONAL, PLC


                                           By:  /s/ Donald A. Wright
                                              --------------------------------

                                              Name: Donald A. Wright

                                              Title:  Director


                                           LENDERS:
                                           B III CAPITAL PARTNERS, L.P.

                                           By: DDJ Capital III, LLC, its General
                                               Partner

                                           By: DDJ Capital Management, LLC,
                                               Manager


By:  /s/ Wendy Schnipper Clayton           By:   /s/ Wendy Landon
  --------------------------------            --------------------------------

  Name: Wendy Schnipper Clayton               Name: Wendy Landon

  Title: Authorized Signatory                 Title: Authorized Signatory

                                           B IIIA CAPITAL PARTNERS, L.P.

                                           By: GP III-A, LLC its General Partner


                                           By: DDJ Capital Management, LLC,
                                               Manager


By:  /s/ Wendy Schnipper Clayton           By:  /s/ Wendy Landon
  --------------------------------            --------------------------------

  Name: Wendy Schnipper Clayton               Name: Wendy Landon

  Title: Authorized Signatory                 Title: Authorized Signatory

                                           DDJ CANADIAN HIGH YIELD FUND


                                           By: DDJ Capital Management, LLC, its
                                               attorney-in-fact


By:  /s/ Wendy Schnipper Clayton           By:  /s/ Wendy Landon
  --------------------------------            --------------------------------

  Name:  Wendy Schnipper Clayton              Name: Wendy Landon

  Title: Authorized Signatory                 Title: Authorized Signatory

                                           State Street Bank & Trust, solely in
                                           its capacity as Custodian for General
                                           Motors Employees Global Group Pension
                                           Trust as directed by DDJ Capital
                                           Management, LLC, and not in its
                                           individual capacity


                                           By:   /s/ Andrew Blood
                                              --------------------------------

                                              Name: Andrew Blood

                                              Title: Assistant Secretary

                                   SCHEDULE I

                             COMMITMENT PERCENTAGES
                             ----------------------

------------------------------------------------------------------------------------

                                                        Commitment    Maximum Amount
                                                        ----------    --------------
                          Lender                        Percentage    of Term Loans
                          ------                        ----------    -------------
------------------------------------------------------------------------------------
BIII Capital Partners, L.P.                                46.66%      $6,459,361.00

------------------------------------------------------------------------------------
BIII A Capital Partners, L.P.                              20.00%      $2,768,298.00

------------------------------------------------------------------------------------
DDJ Canadian High Yield Fund                               13.34%      $1,845,531.00

------------------------------------------------------------------------------------
General Motors Employees Global Group Pension Trust        20.00%      $2,768,298.00

------------------------------------------------------------------------------------
TOTALS                                                    100.00%     $13,841,488.00
------------------------------------------------------------------------------------

                                  SCHEDULE II
                                  -----------
                                 DEFINED TERMS
                                 -------------

     As used in the Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "Account" or "Accounts" means all of the Borrowers' accounts, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of the Borrowers' sales of goods or rendition of services made under any of the Borrowers' trade names or styles, or through any of the Borrowers' divisions; (ii) unpaid or unexercised seller's rights (including any right of rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Borrowers with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; (vi) insurance policies; or (vii) rights relating to any of the foregoing.

     "Acknowledgment Agreement" means any acknowledgment agreement required to be delivered by the Borrowers to the Lenders pursuant to which any mortgagee or lessor of property on which Collateral is stored or otherwise located, or pursuant to which any warehouseman, filler, processor or packer of any Inventory acknowledges the Liens and security interests of the Lenders and, in the case of any real property leased by the Borrowers or subject to a mortgage executed by the Borrowers, provides the Agent access to such real property for a reasonable period of time to assemble, complete and sell any Collateral located thereon.

     "Aeromet Sale" means the sale, transfer or conveyance of all or substantially all of the assets or stock of Aeromet International PLC, provided that in respect of such transaction, Pacific Aerospace shall (i) receive a written opinion from its Financial Advisor, to the effect that (x) the transaction is fair from a financial point of view and (y) represents an arms length transaction by Aeromet International PLC and such unrelated person and
(ii) receive no less that 75% of the purchase price in cash on the date of closing of such transaction.

     "Affiliate" or "Affiliates" means (i) a Controlling Person or any Person which is controlled by or is under common control with a Controlling Person and
(ii) any other Person who is a director, officer or member of management of the Borrowers, any of its Subsidiaries or any Controlling Person. For purposes of the Agreement, control of a Person means the power, direct or indirect, (a) to vote 20% or more of the outstanding stock or other ownership interests having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" means DDJ Capital Management, LLC, in its capacity as agent for the Lenders, and its successors in that capacity.

     "Agreement" means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Ancillary Documents" means any Proprietary Rights Collateral Documents, any Security Agreements, any Pledge Agreements, and any.

     "Asset Disposition" means any sale, transfer, lease, assignment or other disposition of any asset by any of the Companies, excluding, however, (i) the Aeromet Sale, (ii) any sale or disposition by the Companies of Inventory in the ordinary course of business, and (iii) any sale or disposition of the Companies of assets, not in the ordinary course of business in instances where the proceeds of such dispositions do not exceed $50,000 for any individual transaction or $250,000 in the aggregate following the Closing Date.

     "Auditors" means a nationally-recognized firm of independent public accountants selected by the Companies and satisfactory to the Lenders in its reasonable discretion.

     "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) that is subject to Title IV of ERISA and in respect of which the Companies or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "Business Day" means any day other than a Saturday, Sunday or any other day on which commercial banks are required by law or authorized to close in Boston, Massachusetts.

     "Blocked Accounts Agreement" means the Blocked Accounts Agreement executed by the Borrowers in favor of the Lenders in the form attached to this Agreement as Exhibit K.

     "Capital Lease" means any lease of property, real or personal, the obligation of the lessee in respect of which is required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

     "Cash Equivalents" means: (a) marketable obligations issued or unconditionally guaranteed by the United States government, in each case maturing within 360 days after the date of acquisition thereof; (b) marketable direct obligations issued by any state of the Unites States of any political subdivision of any such state or any public instrumentality thereof maturing within 360 days after the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (c) commercial paper maturing no more than 360 days after the date of acquisition thereof, issued by a corporation organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition having a rating in one of the two highest rating categories obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (d) money market funds whose investments are made solely in securities described in clause (a) maturing within 360 days after the date of acquisition thereof; (e) certificates of deposit maturing within 360 days after the date of acquisition thereof, issued by any commercial bank that is a member of the Federal Reserve System that has capital, surplus and undivided profits (as shown on its most recent statement of condition) aggregating not less than $100,000,000 and is rated A or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation; and (f) repurchase agreements entered into with any commercial bank of the mature referred to in clause (e), secured by a fully perfected Lien in any obligation of the type described in any of clauses (a) through (e), having a fair market value at the time such repurchases agreement is entered into of not less than 100% of the repurchase obligation thereunder of such commercial bank.

     "Casualty Loss" shall have the meaning given to such term in Section 6.3 hereof.

     "Change of Control" means any transaction or series of transactions in which any of the following occurs: (a) any Person or group (within the meaning of Rule 13d-3 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 30% or more of the issued and outstanding shares of Capital Stock entitled to vote in the election of directors of the Borrowers or the Surviving Person (if other than the Borrowers); or (b) individuals who at the Closing constituted the Board of Directors of the Borrowers (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Borrowers was approved by a vote of at least a majority of the directors of the Borrowers then still in office who were either directors at the Closing or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrowers then in office.

     "Closing" has the meaning specified in Section 2.

     "Closing Date" has the meaning specified in Section 2.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time, and any successor statute.

     "Collateral" means any and all assets and rights and interests in or to property of the Borrowers pledged from time to time as security for the Obligations pursuant to the Ancillary Documents whether now owned or hereafter acquired, including, without limitation, all of the Accounts, Inventory, Equipment, Intellectual Property, Intangibles and Real Estate of the Borrowers, as defined in any Security Agreement, any Mortgage, any Pledge Agreement or any Proprietary Rights Collateral Document.

     "Commitment Fee" shall mean the fee payable to the Lenders as set forth in
Section 1.3 hereof.

     "Commitment Letter" shall mean the letter agreement by and among the Companies and the Agent, dated as of February 3, 2001.

     "Commitment Percentage" shall mean as to each Lender, its percentage interest in the Term Loans as set forth on Schedule I hereto.

     "Common Stock" means the Common Stock, stated value $1.00 per share, of the Companies and any other capital stock of the Borrowers into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

     "Compliance Certificate" shall have the meaning given to such term in
Section 7.1(c) hereof.

     "Confidential Information" has the meaning specified in Section 17.

     "Consolidated Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Companies for such period, as the same are (or, in accordance with GAAP, would be) set forth in the consolidated statement of cash flows of the Companies for such period.

     "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Companies for such period, excluding (i) gains or losses from dispositions of assets, (ii) any extraordinary items, and (iii) other non-recurring items not related to operations.

     "Consolidated Subsidiary" of any Person means at any date any Subsidiary or other entity the accounts of which in accordance with GAAP would be consolidated with those of such Person in its consolidated financial statements as of such date.

     "Consolidated Working Assets" means (i) notes held by a Company relating to the debt owed by an unaffiliated third party and accounts receivable, which shall be included only if and to the extent the same are good and collectible as determined by the Companies in accordance with established practice consistently applied and, (A) with respect to such notes, only if payable on demand or within one (1) year from the date as of which Consolidated Working Assets are to be determined and if not directly or indirectly renewable or extendible at the option of the debtors, by their terms, or by the terms of any instrument or agreement relating thereto, beyond such year, and, (B) with respect to such accounts receivable, only if prior to the Aeromet Sale such accounts are payable and outstanding not more than one hundred and twenty days and after the Aeromet Sale such accounts are payable and outstanding not more than ninety (90) days, in each case, after the date of the shipment of goods or other transaction out of which any such account receivable arose; and such notes and accounts receivable shall be taken at their face value less reserves determined to be sufficient in accordance with generally accepted accounting principles; (ii) inventory, which shall be included only if and to the extent that the same shall consist of (A) saleable finished goods ready and available for shipment to customers thereof and (B) raw materials only if and to the extent that the same shall be useable by the Borrowers and shall not be obsolete, defective or otherwise not capable of being converted into Inventory of the nature described in the immediately preceding clause of this definition within 90 days of receipt of such raw materials and (C) work in process which shall be included only if and to the extent the same shall be useable by the Borrowers and shall not be obsolete, defective or otherwise not capable of being converted into Inventory of the nature described in the immediately preceding clause of this definition within 60 days of conversion of such materials into work in process, in each case only to the extent that items (ii)(A), (ii)(B) and (ii)(C) are consistent with GAAP.

     "Contractual Obligation" means, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "Controlling Person" means any Person that is in control of any of the Companies (such control being the power to direct or cause the direction of the management and policies of any of the Companies, whether through the ownership of voting stock, by contract or otherwise).

     "Covenant Debt" means all the Debt of the Companies other than the Debt incurred pursuant to the Subordinated Notes.

     "Covenant Interest" means the interest and expenses incurred by the Companies on the Covenant Debt.

     "Credit Participant" shall have the meaning given to such term in
Section 10.7.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangements.

     "Debt" means of any Person at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, (d) all obligations of such Person under Capital Leases, (e) all contingent or non-contingent obligations of such Person to reimburse any Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (f) all Debt of others secured by a Lien on any asset of such Person, (g) all Debt of others Guaranteed by such Person and (h) all Old Trade Payables owed by such Person.

     "Default" means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

     "Deeds of Trust" means the mortgages or deeds of trust, deeds to secured debt, assignment or rent or other similar documents, as the case may be, substantially in the form of Exhibit H.

     "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "Due Diligence Fee" means the fees payable to the Agent as set forth on Exhibit A to the Commitment Letter.

     "DOL" means the United States Department of Labor and any successor department or agency.

     "EBITDA" with respect to any period, means Consolidated Net Income for such period before payment or provision of taxes measured by income plus, without duplication, all interest charges (to the extent deducted in computing Consolidated Net Income), all fees payable in connection with this Agreement, amortization and depreciation expense (including any amortization and depreciation associated with "fresh start accounting") and other non-cash items reducing Consolidated Net Income for such period, in each case determined on a consolidated basis for the Companies.

     "Employee Benefit Plan" means an "employee benefit plan" as defined in
Section 3(3) of ERISA, maintained or contributed by the Companies or with respect to which the Companies may incur liability.

     "Environmental Law" means any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about any real property owned, operated or leased by any of the Companies.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder, and all published, generally applicable rulings entitled to precedential effect.

     "ERISA Affiliate" means any (i) corporation which is or was at any time during the immediately preceding six years a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Companies; (ii) partnership or other trade or business (whether or not incorporated) at any time during the immediately preceding six years under common control (within the meaning of Section 414(c) of the Code) with the Companies; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Companies, any corporation described in clause (i) above, or any partnership or trade or business described in clause (ii) above.

     "Event of Default" or "Events of Default" shall have the meaning provided for in Section 9 of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Filing Assets" means all property and assets comprising Collateral which constitute Inventory, Accounts, equipment (excluding motor vehicles and other equipment covered by a certificate of title or similar statute), general intangibles or chattel paper other than any of the foregoing located outside of the United States.

     "Financial Statements" means the consolidated and consolidating balance sheets, consolidated and consolidating statements of operations, consolidated statements of changes in cash flows and consolidated statements of changes in stockholders' equity of the Companies and its Consolidated Subsidiaries for the period specified prepared in accordance with GAAP and consistent with prior practices.

     "Financial Advisor" means a reputable accounting appraisal or nationally recognized investment banking firm that is, in the reasonable judgment of the Board of Directors of Pacific Aerospace, qualified to perform the task for which such firm has been engaged and is independent with respect to the Companies.

     "Financials" has the meaning specified in Section 4.4 hereof.

     "Foreign Subsidiary" means any Subsidiary of a Person not incorporated in or having material assets or operations in the United States.

     "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time and with respect to the Foreign Subsidiaries, accounting principles used in the United Kingdom as in effect from time to time.

     "Governmental Authority" means any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Hazardous Substance" means those substances included within the definitions of "hazardous substances", "hazardous materials", "toxic substances", or "solid waste" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901 et seq. And the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., and in the regulations promulgated pursuant to said laws, and such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations.

     "Indemnified Parties" has the meaning specified in Section 12.2.

     "Institutional Investor" means (a) any Lender or (b) any bank, trust company, savings and loan association, investment account, investment fund, any pension plan, any investment company, any insurance company, any broker or dealer or any other similar financial institution or entity, regardless of legal form.

     "Insurance Proceeds" means the proceeds of any insurance or any judgments or settlements made in lieu thereof resulting from a casualty with respect to the Collateral or any part thereof.

     "Intellectual Property" means the Intellectual Property Security Agreement executed by the Borrowers in favor of the Lenders in the form attached as Exhibit C to the Agreement.

     "Intercompany Notes" means, collectively, the New Intercompany Note and the PA&E Intercompany Note.

     "Internal Revenue Service" means the Internal Revenue Service and any successor agency.

     "Inventory" means all of the Borrowers' inventory as defined by GAAP, including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Borrowers' businesses; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and (iii) all goods returned or repossessed by the Borrowers net of any reserves required by GAAP.

     "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, advance, time deposit or otherwise.

     "KeyBank Loan Agreement" means that certain Loan Agreement between Pacific Aerospace & Electronics, Inc. and KeyBank National Association, dated as of September 7, 1999.

     "Leased Real Property" means all of the real property leased by the Borrowers at any time, including, without limitation, all of the material real property leased by the Borrowers as of the date of this Agreement as set forth on Schedule 4.12 hereto.

     "Leases" shall have the meaning given to such term in Section 4.12 hereof.

     "Lender Obligations" shall mean all present and future Obligations and indebtedness of the Borrowers or any Subsidiary owing to the Agent or the Lender under this Agreement or any other Transaction Document, including, without limitation, the obligation to pay the indebtedness from time to time evidenced by the Term Loan Notes, and obligations to pay interest, commitment fees, charges, expenses and indemnification from time to time owed under any Transaction Document.

     "Lenders" means the Lenders from time to time a party to this Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of the Agreement, each of the Borrowers shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Majority Lenders" shall mean, at any time, the Lenders having more than 50% of the outstanding principal amount of the Term Loans hereunder, or if no Term Loans are outstanding, the Lenders having aggregate Commitment Percentages of more than 50%.

     "Material Adverse Change" means a material adverse change (i) in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Companies taken as a whole, or (ii) in the value of the Collateral taken as a whole or the amount which the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

     "Material Adverse Effect" means a material adverse effect on (i) the businesses, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Companies taken as a whole, (ii) the value of the Collateral taken as a whole or the amount which the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (iii) the Companies' ability to perform its obligations under the Transaction Documents, or (iv) the rights and remedies of the Lenders under the Transaction Documents.

     "Maximum Lawful Rate" shall have the meaning given to such term in Section
1.2 hereof.

     "Mortgage" means, with respect to real property owned by the Borrowers, each mortgage or deed of trust executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, and with respect to real property leased by the Borrowers, each leasehold mortgage or leasehold deed of trust, if any, executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, as any of the same may be amended, modified, supplemented, extended or renewed from time to time.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six
(6) years was, contributed to by the Borrowers or any ERISA Affiliate or (ii) with respect to which the Borrowers or any ERISA Affiliate may incur any liability.

     "Net Cash Proceeds" means, with respect to the sale or disposition of any asset, the aggregate amount of cash received by the Companies (including cash payments received in respect of deferred payment pursuant to any note or installment receivable or otherwise and state or federal income tax refunds attributable to such sale or disposition, but in each case only as and when received) in respect of such sale or disposition minus all fees, commissions, expenses and taxes incurred in connection with such sale or disposition. For purposes of this definition, if taxes or other expenses payable in connection with the sale or disposition of any asset are not known as of the date of such sale or disposition, then such fees, commissions, expenses or taxes shall be estimated by the Companies, in good faith, and such estimated amounts shall be deducted therefrom.

     "Net Proceeds" shall have the meaning given to such term in Section 6.2 hereof.

     "New Intercompany Note" means the note or series of notes evidencing the obligations in favor of PA&E International, Inc. in an amount up to $2,300,000, to be made within 90 days of the Closing Date, which shall be pledged to the Lenders.

     "Obligation" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.1(g). Without limiting the generality of the foregoing, the Obligations of the Companies under the Transaction Documents include the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities. And other amounts payable by the Companies under this Agreement.

     "Old Trade Payables" means Debt of the Companies incurred in the ordinary course of business for raw materials, supplies and equipment, and services or other accounts which would constitute Accounts Payable in accordance with GAAP payment for which has been due and owing for more than 120 days prior to the Aeromet Sale, and after the Aeromet Sale payment for which has been due and owing for more than 90 days.

     "OSHA" means the Occupational Safety and Health Act, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder, and all published, generally applicable rulings entitled to precedential effect.

     "Owned Real Property" means the real property owned by the Borrowers at any time, including, without limitation, all of the material real property owned by the Borrowers as of the date of the Agreement as set forth on Schedule 4.12(a).

     "PA&E Intercompany Note" means the note in the principal amount of (pound) 23,700,000 issued in favor of PA&E International, Inc., which note has been pledged to the Lenders.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Investments" means (i) Cash Equivalents, (ii) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; (iii) securities distributed in connection with the confirmation of a plan of reorganization following the bankruptcy of any Person indebted to the distributee at the time such bankruptcy is filed and (iv) such other investments as the Agent may approve in its sole discretion.

     "Permitted Liens" means, without duplication:

          (a) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrowers, as the case may be, in accordance with GAAP;

          (b) statutory Liens of landlords and carriers', or other warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Lenders in any of the Collateral subject to the Ancillary Documents or interfere with the ordinary conduct of the businesses of the Borrowers;

          (c) pledges or deposits and Liens (other than any Lien imposed by ERISA) under bonds required in connection with workers compensation, unemployment insurance and other social security legislation;

          (d)  Liens (other than any Lien imposed by ERISA or by Environmental
Laws) incurred on deposits to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of alike nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not substantially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrowers or any Subsidiary;

          (f) Liens affecting assets existing at the time such assets are acquired provided that such Liens are not created in contemplation of such acquisition;

     "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each,

     "Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA, maintained or contributed to by the Companies or with respect to which the Companies may incur liability.

     "Pledge Agreement" means, collectively, the Pledge Agreements executed by the Borrowers in favor of the Lenders, in the form attached to the Agreement as Exhibit E.

     "Proprietary Rights" shall have the meaning given to such term in Section
6.12 of this Agreement.

     "Proprietary Rights Collateral Documents" means the Trademark Security Agreement and the Patent Security Agreement.

     "Real Estate" means, collectively, the Owned Real Property and the Leased Real Property.

     "Release Date" shall have the meaning given to such term in Section 17 of this Agreement.

     "Rentals" of any Person shall mean at any date, without duplication, (i) all obligations of such Person under any lease (excluding any Capital Lease) having, as of such date, an unexpired term (including any renewals at the option of the lessor) of one year or more, plus (ii) all Rentals of others Guaranteed by, or secured by a Lien on any asset of, such Person.

     "Register" shall have the meaning given to such term in Section 10.4.

     "Reportable Event" means any of the events described in Section 4043 of ERISA and the regulations thereunder.

     "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides health care benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

     "SEC" means the Securities and Exchange Commission.

     "Security Agreement" means the Security Agreement between the Lenders and the Borrowers, in the form attached to the Agreement as Exhibit B.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital.

     "Structures" means all plants, offices, manufacturing facilities, warehouses, administration buildings and related facilities of the Borrowers located at the Owned Real Property.

     "Subordinated Note Indenture" means that certain Indenture dated July 30, 1998 by and between the Company and IBJ Schroder Bank & Trust Companies, as trustee, governing the issuance of the Subordinated Notes, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "Subordinated Notes" means those certain 11 1/4% Senior Subordinated Notes in the aggregate principal amount of up to $75,000,000, due 2005, issued by the Company pursuant to the Subordinated Note Indenture, the principal amount outstanding as of the Closing Date shall be no more than $63,700,000.

     "Subsidiary" means, with respect to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other persons performing similar functions are at the time, directly or indirectly through one or more intermediaries, or both, owned or controlled, by such Person. Unless otherwise expressly indicated to the contrary herein, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to any direct or indirect Subsidiary or Subsidiaries of any Borrower and shall include the Foreign Subsidiaries.

     "Successor Lender" shall have the meaning given to such term in Section
9.2.

     "Tax" or "Taxes" means all present and future taxes, surtaxes, duties, levies, imposts, rates, fees assessments, withholdings and other charges of any nature (including income, corporate capital, net worth, sales, consumption, use, transfer, goods and service, value-added, stamp, registration, franchise, withholding payroll, employment, health education, excise, business, school, property, occupation, customs, anti-dumping and surtaxes, duties, levies, imports, rates, fees, assessments, withholding and other charges) imposed by a governmental entity, together with any fines, interest penalties or other additions in lieu for non-collection of or in respect of those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholding and other charges.

     "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan which is likely to constitute grounds for termination of such Benefit Plan or Multiemployer Plan; (ii) the withdrawal (within the meaning of Section 4063 of ERISA) of the Companies or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041 (c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) described in Section 4042(a) of ERISA and which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) described in Section 4041A(a) of ERISA and that could reasonably be expected to result in termination of a Multiemployer Plan pursuant to Section 4041 A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Companies or any ERISA Affiliate from a Multiemployer Plan.

     "Term Loan Maturity Date" shall mean March 1, 2003.

     "Term Loan Notes" shall mean the Term Loan Notes, substantially in the form of Exhibit A hereto executed by the Borrowers in favor of each Lender to evidence the Term Loans made by the Lenders hereunder.

     "Term Loans" shall mean, collectively, the Term Loans made by the Lenders to the Borrowers under Section 1 hereof.

     "Total Cash Proceeds" means, with respect to the sale or disposition of any asset, the aggregate amount of cash received by the Companies (including cash payments received in respect of deferred payment pursuant to any note or installment receivable or otherwise and state or federal income tax refunds attributable to such sale or disposition, but in each case only as and when received) in respect of such sale or disposition.

     "Transaction Documents" means this Agreement, the Term Loan Notes, the Warrant Agreement, each of the Ancillary Documents and all other documents, agreements, instruments, opinions and certificates executed in connection therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

     "Underlying Common Stock" means the shares of Common Stock issuable or issued upon the exercise of the Warrants.

     "Voting Stock" means stock of a Companies of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors of such Companies (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Warrant Agreement" means the Warrant Agreement, dated as of the date hereof, between the Borrowers and the Lenders in the form attached as Exhibit I.

     "Warrants" means the warrants to acquire shares of Common Stock issued pursuant to the Warrant Agreement.

     "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal including payment at final maturity in respect thereof, and (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

                             DISCLOSURE SCHEDULES
                             --------------------

              [Omitted and available upon request to the Company]

                                   EXHIBITS
                                   --------

              [Omitted and available upon request to the Company]